The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2008

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-132980

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED APRIL 4, 2006

12,000,000 Shares

% Series D Cumulative Convertible Preferred Stock

(Liquidation Preference $25.00 per share)

We are offering 12,000,000 shares of our     % series D cumulative convertible preferred stock, par value $.01 per share, to which we refer in this prospectus supplement as our series D preferred stock. We have granted the underwriters an option to purchase up to an additional 1,800,000 shares of our series D preferred stock to cover over-allotments, if any. We will pay cumulative dividends on our series D preferred stock from the date of original issue at a rate of     % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $             per share). Dividends on our series D preferred stock will be payable quarterly in arrears, beginning on March 31, 2008. Our series D preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Our series D preferred stock will rank on parity with our outstanding preferred stock and senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up. We are not allowed to redeem our series D preferred stock, except in limited circumstances, including to preserve our status as a real estate investment trust, or REIT. Holders of shares of our series D preferred stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Holders of shares of our series D preferred stock may convert such shares into shares of our common stock subject to certain conditions. The conversion rate will initially be             shares of our common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of $             per share of our common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events. On or after                     , 2013 we may, at our option, be able to cause some or all of the series D preferred stock to be automatically converted based on the market price of our common stock and subject to the conditions described in this prospectus supplement.

If you elect to convert your shares of our series D preferred stock in connection with a fundamental change that occurs on or prior to                     , 2015, we will increase the conversion rate for the series D preferred stock surrendered for conversion to the extent disclosed in this prospectus supplement. In addition, on or prior to                     , 2015, upon a fundamental change when the actual applicable price of our common stock is less than $             per share, you may require us to convert some or all of your shares of our series D preferred stock at a conversion rate equal to the liquidation preference of the series D preferred stock being converted plus accrued and unpaid dividends to, but not including, such fundamental change conversion date, divided by 98% of the market price of our common stock. We will have the right to repurchase for cash some or all of the series D preferred stock that we would otherwise be required to convert, as described in the preceding sentence, at a price equal to 100% of the liquidation preference of the series D preferred stock, plus an amount equal to accrued and unpaid dividends to, but not including, such fundamental change conversion date.

We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% on our series D preferred stock.

No market currently exists for our series D preferred stock. Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “DLR”. We do not intend to list our series D preferred stock on any national securities exchange.

See “ Risk Factors” beginning on page S-12 of this prospectus supplement for certain risk factors relevant to an investment in our series D preferred stock and the shares of common stock issuable upon conversion of our series D preferred stock.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Issuer(1)
Per Share	$	$	$
Total	$	$	$

(1)	Plus accrued dividends, if any, from the original date of issue.

Shares of our series D preferred stock will be ready for delivery in book-entry form through The Depositary Trust Company on or about                     , 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Citi	Credit Suisse

The date of this prospectus supplement is                     , 2008.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, as well as information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our series D preferred stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell our series D preferred stock and are not soliciting an offer to buy our series D preferred stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting” in this prospectus supplement.

“Turn-Key Datacenter™”, “Powered Base Building™”, “POD Architecture™” and “Critical Facilities Management™” are trademarks of Digital Realty Trust, Inc. All other trademarks or trade names appearing in this prospectus supplement are the property of their respective owners.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. This summary does not contain all the information that is important to you or that you should consider before investing in shares of our series D preferred stock and the shares of our common stock into which shares of our series D preferred stock are convertible. As a result, you should read this entire prospectus supplement, the accompanying prospectus, as well as the documents incorporated herein by reference, carefully.

References in this prospectus supplement to “we,” “our,” “us” or “our company” refer to Digital Realty Trust, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Digital Realty Trust, L.P., a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus supplement and the accompanying prospectus as our operating partnership.

Digital Realty Trust, Inc.

Overview

We own, acquire, develop, redevelop and manage technology-related real estate. As of January 30, 2008, our portfolio consisted of 70 properties, excluding one property held through an investment in an unconsolidated joint venture, of which 58 are located throughout North America and twelve are located in Europe. Our properties are diversified in major markets where corporate datacenter and technology tenants are concentrated, including the Chicago, Dallas, Los Angeles, New York, Northern Virginia, Phoenix, San Francisco and Silicon Valley metropolitan areas in the U.S. and the London, Dublin, Paris and Amsterdam markets in Europe. The portfolio consists of Internet gateway and corporate datacenter properties, technology manufacturing properties and regional or national headquarters of technology companies. We operate as a real estate investment trust, or REIT, for federal income tax purposes.

As of January 30, 2008, we had 159 employees who support our specialized datacenter acquisitions, operations, development and financing activities. This includes over 75 technical professionals focused on IT sales, sales engineering, design and construction, facilities management and technical acquisitions support. Our Critical Facilities Management ™ team directly manages more than 1.0 million square feet of datacenter space on behalf of our tenants.

As of January 30, 2008, our properties contained a total of approximately 12.3 million net rentable square feet, including approximately 1.8 million square feet held for redevelopment. As of September 30, 2007, our portfolio, excluding space held for redevelopment, was approximately 95.1% leased at an average annualized rent per occupied square foot of $28.77.

Our principal executive offices are located at 560 Mission Street, Suite 2900, San Francisco, California 94105. Our telephone number is (415) 738-6500. Our website is located at www.digitalrealtytrust.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

Recent Developments

On January 30, 2008, we amended our charter to increase the number of authorized shares of our common stock, $.01 par value per share, available for issuance from 100,000,000 to 125,000,000 and the number of authorized shares of our preferred stock, $.01 par value per share, available for issuance from 20,000,000 to 30,000,000.

Acquisition Activity

On November 26, 2007, we signed an agreement to acquire 365 South Randolphville Road, a property located in Piscataway, New Jersey for approximately $20.2 million. The property totals approximately 270,000 rentable square feet, and consists of nearly 260,000 square feet of industrial/warehouse space and over 10,000 square feet of office and other space. We expect the acquisition to close in February 2008, subject to completion of diligence and satisfaction of other closing conditions. We expect that the acquisition will be financed with borrowings under our revolving credit facility.

On December 6, 2007, we signed an agreement to acquire 650 Randolph Road, a property located in northern New Jersey for approximately $10.9 million. The property, which is currently under development, totals approximately 128,000 square feet. We expect the acquisition to close in April 2008, subject to completion of diligence and satisfaction of other closing conditions. We expect the acquisition will be financed with borrowings under our revolving credit facility.

On December 10, 2007, we acquired Cressex 1, a property located in suburban London, England, for approximately £6.6 million (approximately $13.4 million based on the exchange rate on December 10, 2007). The Cressex 1 property totals approximately 52,000 rentable square feet of redevelopment space. We plan to convert approximately 21,000 square feet of this space into Turn-Key Datatcenter™ space and 15,000 square feet of this space into office and other space during the first quarter of 2008. The acquisition was financed with borrowings under our revolving credit facility.

On December 12, 2007, we acquired Naritaweg 52, a property located in Amsterdam, The Netherlands, for approximately €18.4 million (approximately $27.1 million based on the exchange rate on December 12, 2007). The Naritaweg 52 property totals approximately 63,000 rentable square feet, and consists of nearly 33,000 square feet of raised floor, Turn-Key Datatcenter™ space and over 30,000 square feet of office and other space. The acquisition was financed with borrowings under our revolving credit facility.

On December 21, 2007, we acquired Units 1, 2 and 3 of the Foxboro Business Park, a three building complex located in suburban London, England, for approximately £22.8 million (approximately $45.2 million based on the exchange rate on December 21, 2007). Unit 1 totals approximately 20,000 rentable square feet, Unit 2 totals approximately 31,000 square feet of warehouse space and Unit 3 totals approximately 99,000 square feet of redevelopment space. The acquisition was financed with borrowings under our revolving credit facility.

Consistent with our growth strategy, we actively pursue opportunities for potential acquisitions, with due diligence and negotiations often at different stages of advancement at any particular time.

Our Competitive Strengths

We believe we distinguish ourselves from other owners, acquirers and managers of technology-related real estate through our competitive strengths, which include:

•

High-Quality Portfolio that is Difficult to Replicate. Our portfolio contains state-of-the-art datacenter facilities with extensive tenant improvements. Based on current market rents and the estimated replacement costs of our properties and their improvements, we believe that they could not be replicated today on a cost-competitive basis. With a total power capacity of over 1,100 megawatts, or MW, our portfolio of corporate and Internet gateway datacenter facilities is equipped to meet the power and cooling requirements for the most demanding corporate IT applications. Many of the properties in our portfolio are located on major aggregation points formed by the physical presence of multiple major telecommunications service providers, which reduces our tenants’ costs and operational risks and increases the attractiveness of our buildings.

•

Presence in Key Markets. Our portfolio is located in 26 metropolitan areas, including the Chicago, Dallas, Los Angeles, New York, Northern Virginia, Phoenix, San Francisco and Silicon Valley metropolitan areas in the U.S. and the London, Dublin, Paris and Amsterdam markets in Europe, and is diversified so that no one market represented more than 15.1% of the aggregate annualized rent of our portfolio as of September 30, 2007.

•

Proven Ability To Sign New Leases. We have considerable experience in identifying and leasing to new tenants. The combination of our specialized datacenter leasing team and customer referrals continues to provide a robust pipeline of new tenants. During the year ended December 31, 2007, we commenced new leases totaling approximately 761,000 square feet, which resulted in annualized GAAP rent of $40.5 million. These leases were comprised of Powered Base Building ™, Turn-Key Datacenters™, and ancillary office and other uses.

•

Demonstrated Acquisition Capability. As of January 30, 2008, our portfolio consisted of 70 technology-related real estate properties, excluding one property held through an investment in an unconsolidated joint venture, that we or our predecessor acquired beginning in 2002, for an aggregate of 12.3 million net rentable square feet, including approximately 1.8 million square feet held for redevelopment. We have developed detailed, standardized procedures for evaluating acquisitions, including income producing assets and vacant properties suitable for redevelopment, to ensure that they meet our financial, technical and other criteria. These procedures and our in-depth knowledge of the technology and datacenter industries allow us to identify strategically located properties and evaluate investment opportunities efficiently and, as appropriate, commit and close quickly. Our broad network of contacts within a highly fragmented universe of sellers and brokers of technology-related real estate enables us to capitalize on acquisition opportunities. As a result, we acquired more than half of our properties before they were broadly marketed by real estate brokers.

•

Flexible Datacenter Solutions. We provide flexible, customer oriented solutions designed to meet the needs of technology and corporate datacenter users, including Turn-Key Datacenter ™ , Powered Base Building ™ and built-to-suit options. Our Turn-Key Datacenters ™ are move-in ready, physically secure facilities with the power and cooling capabilities to support mission critical IT enterprise applications. We believe our Turn-Key Datacenters ™ are effective solutions for tenants that lack the expertise, capital budget or desire to provide their own extensive datacenter infrastructure, management and security. For tenants that possess the ability to build and operate their own facility, our Powered Base Building ™ solution provides the physical location, required power and network access necessary to support a state-of-the-art datacenter. Our in-house engineering and design and construction professionals can also provide tenants with customized build-to-suit solutions to meet their unique specifications. Our Critical Facilities Management ™ services and team of technical engineers and datacenter operations experts provide 24/7 support for these mission-critical facilities.

•

Differentiating Development Advantages. Our extensive development activity, operating scale and process-based approach to datacenter design, construction and operations result in significant cost savings and added value for our tenants. We have leveraged our purchasing power by securing global purchasing agreements and developing relationships with major equipment manufacturers, reducing costs and shortening delivery timeframes on key components, including major mechanical and electrical equipment. Utilizing our innovative modular datacenter design referred to as POD Architecture ™, we deliver what we believe to be a technically superior datacenter environment at significant cost savings. In addition, by utilizing our POD Architecture ™ to develop new Turn-Key Datacenters ™ in our existing Powered Base Buildings ™, on average we are able to deliver a fully commissioned facility in just under 30 weeks. Finally, our access to capital allows us to provide financing options for tenants that do not want to invest their own capital.

•

Diverse Tenant Base Across a Variety of Industry Sectors. We use our in-depth knowledge of the requirements and trends for Internet and data communications and corporate datacenter users to market our properties to domestic and international tenants with specific technology needs. At September 30, 2007, we had 437 tenants across a variety of industry sectors, ranging from information technology and Internet enterprises to financial services, energy and manufacturing companies. No single tenant accounted for more than 12.1% of the aggregate annualized rent of our portfolio as of September 30, 2007.

•

Experienced and Committed Management Team and Organization. Our senior management team, including our Chairman, has an average of over 23 years of experience in the technology or real estate industries, including experience as investors in, advisors to and founders of technology companies. We believe that our senior management team’s extensive knowledge of both the real estate and the technology industries provides us with a key competitive advantage. At December 31, 2007, our senior management team collectively owned a common equity interest in our company of approximately 2.2%, which aligns management’s interests with those of our stockholders.

•

Long-Term Leases That Complement Our Growth. We have long-term leases with stable cash flows. As of September 30, 2007, our average lease term was in excess of 13 years, with an average of 7 years remaining, excluding renewal options. Our lease expirations through December 31, 2009 are 9.6% of net rentable square feet excluding space held for redevelopment as of September 30, 2007.

Business and Growth Strategies

Our primary business objectives are to maximize sustainable long-term growth in earnings, funds from operations and cash flow per share and to maximize returns to our stockholders. Our business strategies to achieve these objectives are:

•

Capitalize on Acquisition Opportunities. We believe that acquisitions enable us to increase cash flow and create long-term stockholder value. Our relationships with corporate information technology groups, technology tenants and real estate brokers who are dedicated to serving these tenants provide us with ongoing access to potential acquisitions and often enable us to avoid competitive bidding. Furthermore, the specialized nature of technology-related real estate makes it more difficult for traditional real estate investors to understand, which results in reduced competition for acquisitions relative to other property types. We believe this dynamic creates an opportunity for us to obtain better risk-adjusted returns on our capital.

•

Achieve Superior Returns on Redevelopment Inventory. At January 30, 2008, we had approximately 1.8 million square feet held for redevelopment. At September 30, 2007, 440,000 square feet of our space held for redevelopment was under construction for Turn-Key Datacenter ™, build-to-suit datacenter and Powered Base Building ™ space in nine U.S. and European markets. These projects have sufficient power capacity to meet the power and cooling requirements of today’s advanced datacenters. We will continue to build-out our redevelopment portfolio when justified by anticipated returns.

•

Maximize the Cash Flow of Our Properties. We aggressively manage and lease our assets to increase their cash flow. We often acquire properties with substantial in-place cash flow and some vacancy, which enables us to create upside through lease-up. Moreover, many of our properties contain extensive in-place infrastructure or buildout that may result in higher rents when leased to tenants seeking these improvements. We control our costs by negotiating expense pass-through provisions in tenant leases for operating expenses, including power costs, and certain capital expenditures. Leases covering more than 85% of the leased net rentable square feet in our portfolio as of September 30, 2007 required tenants to pay all or a portion of increases in operating expenses, including real estate taxes, insurance, common area charges and other expenses.

•

Leverage Strong Industry Relationships. We use our strong industry relationships with national and regional corporate enterprise information technology groups and technology-intensive companies to identify and comprehensively respond to their real estate needs. Our leasing and sales professionals are real estate and technology industry specialists who can develop complex facility solutions for the most demanding corporate datacenter and other technology tenants.

•

Access and Use Capital Efficiently. We believe we can increase stockholder returns by effectively accessing and deploying capital. Since our initial public offering in 2004, we have raised over $2.6 billion of capital through common, preferred and convertible preferred equity offerings, an exchangeable debt offering, our revolving credit facility, secured mortgage financings and refinancings, and sales of non-core assets. We intend to use our liquidity and access to capital to support our acquisition, leasing, development and redevelopment programs, which are important sources of growth for the company.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our series D preferred stock, see “Description of Series D Preferred Stock” in this prospectus supplement.

Issuer	Digital Realty Trust, Inc., a Maryland corporation.

Securities Offered	12,000,000 shares of our % series D cumulative convertible preferred stock (plus up to an additional 1,800,000 shares if the underwriters’ over-allotment option is exercised in full).

Ranking	The series D preferred stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to our series D preferred stock;

•

on parity with any class or series of our capital stock expressly designated as ranking on parity with our series D preferred stock, including our 8.50% series A cumulative redeemable preferred stock, or series A preferred stock, our 7.875% series B cumulative redeemable preferred stock, or series B preferred stock, and our 4.375% series C cumulative convertible preferred stock, or series C preferred stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to our series D preferred stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our series D preferred stock. Our series D preferred stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends	Holders of shares of our series D preferred stock will be entitled to receive cumulative cash dividends on our series D preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of each of March, June, September and December of each year, commencing March 31, 2008, at the rate of % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $ per share). The first dividend payable on our series D preferred stock on March 31, 2008 will be a pro rata dividend from and including the original issue date to and including March 31, 2008 in the amount of $ per share. Dividends on our series D preferred stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of our series D preferred stock will have the right to receive $25.00 per share of our series D preferred stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to our series D preferred stock as to liquidation rights. We may only issue equity securities ranking senior to our series D preferred stock with respect to dividend rights and rights upon our liquidation, dissolution and winding-up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding series D preferred stock together with each other class or series of preferred stock ranking on parity with our series D preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The rights of holders of shares of our series D preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with our series D preferred stock as to liquidation, including our series A preferred stock, series B preferred stock and series C preferred stock, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to our series D preferred stock.

Optional Redemption	We may not redeem our series D preferred stock except in limited circumstances, including to preserve our status as a REIT, as described in “Description of Series D Preferred Stock—Optional Redemption to Preserve our Status as a REIT” in this prospectus supplement. However, on and after , 2013, we may have the right to require holders of shares of our series D preferred stock to convert their shares of series D preferred stock into shares of our common stock based on the market price of our common stock. See “Description of Series D Preferred Stock—Company Conversion Option” in this prospectus supplement.

Limited Voting Rights

Holders of shares of our series D preferred stock will generally have no voting rights. However, if we are in arrears on dividends on our series D preferred stock for six or more quarterly periods, whether or not consecutive, holders of shares of our series D preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred, including our series A preferred stock, our series B preferred stock and our series C preferred stock, and are exercisable) will be entitled to vote at a special meeting called by at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to our series D preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of our series D preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of our series D preferred stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with our series D preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation that are entitled to similar voting rights, including our series A preferred stock, our series B preferred stock and our series C preferred stock (voting together as a single class).

Restrictions on Ownership and Transfer	For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the transfer of our capital stock, which includes our series D preferred stock, is restricted and not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Code, during the last half of any taxable year. In order to assist us in meeting these requirements, no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 9.8% of the outstanding shares of our series D preferred stock or more than 9.8% of our outstanding capital stock.

For purposes of the ownership limit, ownership of our series D preferred stock will also be deemed to be the ownership of our common stock issuable upon conversion of our series D preferred stock. Notwithstanding any other provision of our series D preferred stock, no holder of shares of our series D preferred stock will be entitled to convert such series D preferred stock for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the ownership limit on our common stock contained in our charter.

Maturity	Our series D preferred stock has no maturity date, and we are not required to redeem our series D preferred stock at any time. Accordingly, our series D preferred stock will remain outstanding indefinitely unless you or we decide to convert it or it is redeemed under certain circumstances.

Conversion Rights	Holders of shares of series D preferred stock may convert some or all of their outstanding shares of series D preferred stock initially at a conversion rate of shares of common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $ per share of common stock (subject to adjustment in certain events). Except as otherwise provided, shares of our series D preferred stock will be convertible only into shares of our common stock. See “Description of Series D Preferred Stock—Conversion Rights” in this prospectus supplement.

Company Conversion Option	On or after , 2013, we may, at our option, convert some or all of our series D preferred stock into that number of shares of common stock that are issuable at the then-applicable conversion rate. We may exercise this conversion option only if (1) the closing sale price per share of our common stock equals or exceeds 130% of the then-applicable conversion price of our series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option; and (2) on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock. See “Description of Series D Preferred Stock—Company Conversion Option” in this prospectus supplement.

Payment of Dividends Upon Conversion	If holders of shares of our series D preferred stock exercise their conversion rights, upon delivery of the shares of series D preferred stock for conversion, those shares of series D preferred stock will cease to cumulate dividends as of the end of the conversion date and holders of shares of our series D preferred stock will not receive any cash payment representing accrued and unpaid dividends on such shares, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of our series D preferred stock converted at the election of holders of such shares. As described under “Description of Series D Preferred Stock—Company Conversion Option,” if we convert shares of our series D preferred stock pursuant to our conversion option, on or prior to the effective date of our conversion option, we must first declare and pay, or declare and set apart for payment, all unpaid dividends that are in arrears on our series D preferred stock. See “Description of Series D Preferred Stock—Payments of Dividends Upon Conversion” in this prospectus supplement.

Conversion Rate Adjustments	The conversion rate is subject to adjustment upon the occurrence of certain events, including if we distribute to holders of outstanding shares of our common stock quarterly cash dividends (subject to adjustment) in excess of $0.31 per share of our common stock. See “Description of Series D Preferred Stock—Conversion Rate Adjustments” in this prospectus supplement.

Adjustment to Conversion Rate Upon Certain Fundamental Changes

If holders of shares of our series D preferred stock elect to convert their shares of our series D preferred stock in connection with a fundamental change that occurs on or prior to                     , 2015, we will increase the conversion rate for shares of our series D preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change. See “Description of Series D Preferred Stock—Adjustment to Conversion Rate Upon Certain Fundamental Changes” in this prospectus supplement.

Rights Upon a Fundamental Change	On or prior to , 2015, in the event of a fundamental change when the applicable price of our common stock described in “Description of Series D Preferred Stock—Adjustment to Conversion Rate upon Certain Fundamental Changes” is less than $ per share, then you will have a special right to convert some or all of your series D preferred stock on the fundamental change conversion date (as defined below) into a number shares of our common stock per $25.00 liquidation preference equal to such liquidation preference, plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date, divided by 98% of the market price (as defined below) of our common stock. In the event that you exercise that special conversion right, we have the right to repurchase for cash all or any part of your series D preferred stock as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the series D preferred stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date. If we elect to exercise our repurchase right, you will not have the special conversion right described in this paragraph. See “Description of Series D Preferred Stock—Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right” below.

Transfer Agent	The transfer agent and registrar for our common stock and our preferred stock is American Stock Transfer & Trust Company.

Form and Book-Entry System	Our series D preferred stock will only be issued and maintained in book-entry form registered in the name of Cede & Co., the nominee of The Depository Trust Company, except under limited circumstances.

Listing	We do not intend to list our series D preferred stock on any national securities exchange. The underwriters have advised us that they intend to make a market in our series D preferred stock. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for our series D preferred stock will develop or be maintained.

Use of Proceeds

We expect that the net proceeds from our series D preferred stock offering will be approximately $             million after deducting the underwriting discounts and commissions and our estimated expenses (or approximately $             million if the underwriters’ over-allotment option is exercised in full). We intend to contribute the net proceeds from this offering to our operating partnership, which will subsequently use the net proceeds from the offering to temporarily repay borrowings under our revolving credit facility, potentially to acquire additional properties, to fund redevelopment activities and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Settlement Date	Delivery of our series D preferred stock will be made against payment therefor on or about , 2008.

Risk Factors	An investment in our series D preferred stock involves various risks, and before making a decision to invest in our series D preferred stock, prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

R ISK FACTORS

In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, in evaluating our company, our properties and our business before investing in our series D preferred stock. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. Any of the following risks might cause you to lose all or a part of your investment. Some statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements” in the accompanying prospectus.

Risks Related to this Offering

Our series D preferred stock is a new issuance and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; our series D preferred stock has no stated maturity date.

The shares of series D preferred stock are a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We do not intend to list the series D preferred stock on any national securities exchange. We cannot assure you that an active trading market in the series D preferred stock will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the series D preferred stock could be adversely affected and your ability to transfer your shares of series D preferred stock will be limited.

We have been advised by the underwriters that they intend to make a market in the shares of our series D preferred stock, but they are not obligated to do so and may discontinue market-making at any time without notice. Our series D preferred stock has not been rated by any nationally recognized statistical rating organization, and will be subordinated to all of our existing and future debt.

The trading price for our series D preferred stock will be directly affected by the trading price for our common stock, which is impossible to predict.

The trading price for our common stock, and consequently the trading price for our series D preferred stock may depend on many factors, including:

•	the market for similar securities;

•	additional issuances by us of common stock;

•	additional issuances by us of other series or classes of preferred shares;

•	general economic conditions; and

•

our financial condition, performance and prospects. Each of these factors, among others, may cause the trading price of our series D preferred stock to fall below the offering price, which could have a material adverse effect on your investment in our series D preferred stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies.

The price of our common stock could be affected by possible sales of our common stock by investors who view our series D preferred stock as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage trading activity could, in turn, affect the trading price of our series D preferred stock.

Market interest rates may affect the value of our series D preferred stock.

One of the factors that will influence the price of our series D preferred stock will be the dividend yield on our series D preferred stock relative to market interest rates. An increase in market interest rates could cause the market price of our series D preferred stock to go down. The trading price of the shares of our series D preferred stock will also depend on many other factors, which may change from time to time, including:

•	the market for similar securities;

•	the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

•	government action or regulation;

•	general economic conditions or conditions in the financial or real estate markets; and

•	our financial condition, performance and prospects.

Our revolving credit facility prohibits us from redeeming our series D preferred stock and may limit our ability to pay dividends on our series D preferred stock.

Our revolving credit facility prohibits us from redeeming or otherwise repurchasing any shares of our capital stock, including our series D preferred stock. Our revolving credit facility also prohibits us from distributing to our stockholders more than 95% of our funds from operations (as defined in our revolving credit facility) during any four consecutive fiscal quarters, except as necessary to enable us to qualify as a REIT for federal income tax purposes. Consequently, if we do not generate sufficient funds from operations (as defined in our revolving credit facility) during the twelve months preceding any series D preferred stock dividend payment date, we will not be able to pay all or a portion of the accumulated dividends payable to holders of shares of our series D preferred stock on that payment date without causing a default under our revolving credit facility. In the event of a default under our revolving credit facility, we would be unable to borrow under our revolving credit facility and any amounts we have borrowed thereunder could become immediately due and payable.

Shares of our series D preferred stock have not been rated and are subordinated to existing and future debt; there are no restrictions on issuance of parity preferred securities.

Shares of our series D preferred stock have not been rated by any nationally recognized statistical rating organization. Furthermore, payment of accrued dividends on our series D preferred stock will be subordinated to all of our existing and future debt and will be structurally subordinate to the obligations of our subsidiaries. In addition, we may issue additional series D preferred stock or shares of another class or series of preferred stock ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of series D preferred stock, senior to) our series D preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. These factors may affect the trading price of our series D preferred stock.

If you hold shares of our series D preferred stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold shares of our series D preferred stock, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your shares of series D preferred stock and, in certain cases, under the conversion rate adjustments applicable to our series D preferred stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The adjustment to the conversion rate of our series D preferred stock upon a conversion in connection with certain fundamental changes may not adequately compensate you for the lost option value of our series D preferred stock as a result of that fundamental change.

If a fundamental change occurs on or prior to                     , 2015 we will under certain circumstances adjust the conversion rate to provide for the issuance of additional common stock upon any conversion of shares of series D preferred stock in connection with such fundamental change. The number of additional shares of common stock will be determined based on the date on which such fundamental change becomes effective and the price paid per share of our common stock in the fundamental change (in the case where the consideration for our common stock consists solely of cash or, in the case of an asset sale, where the consideration paid for our property and assets consists solely of cash) or the average of the closing sale price per share of our common stock for the ten consecutive trading-day period immediately preceding the effective date of the relevant fundamental change. See “Description of Series D Preferred Stock—Adjustment to Conversion Rate Upon Certain Fundamental Changes” in this prospectus supplement. Although the adjustment to the conversion rate of the shares of our series D preferred stock that are converted is designed to compensate you for the lost option value of our series D preferred stock as a result of the fundamental change, this adjustment to the conversion rate is only an approximation of the lost value and may not adequately compensate holders of shares of our series D preferred stock for the actual loss.

The conversion rate of our series D preferred stock may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of shares of our common stock into which shares of our series D preferred stock may be convertible.

As described under “Description of Series D Preferred Stock—Conversion Rate Adjustments”, we will adjust the conversion rate of the series D preferred stock only for certain events. We will not adjust the conversion rate, among other things, for:

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities or those of our operating partnership and the investment of additional optional amounts in shares of our common stock under any plan;

•

the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of our operating partnership;

•

the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our series D preferred stock were first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; and

•	the issuance of limited partnership units by our operating partnership and the issuance of shares of our common stock or the payment of cash upon redemption thereof.

If we engage in any of these types of transactions, the value of the shares of common stock into which shares of our series D preferred stock may be convertible may be diluted. In addition, we will not adjust the conversion rate unless the adjustment would require an increase or decrease of at least 1% of the conversion rate.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the series D preferred stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and the conversion or exchange of securities convertible into or exchangeable or exercisable for any shares of our common stock, including the shares of our series D preferred stock included in this offering. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price for our series D preferred stock and the market price of our common stock.

If our common stock is delisted, your ability to transfer or sell your shares of our series D preferred stock, or common stock upon conversion, may be limited and the market value of our series D preferred stock will be materially adversely affected.

Our series D preferred stock does not contain provisions that protect you if our common stock is delisted. Since our series D preferred stock has no stated maturity date, you may be forced to elect between converting your shares of our series D preferred stock into illiquid shares of our common stock or holding your shares of our series D preferred stock and receiving stated dividends on the stock when, as and if authorized and declared by our board of directors with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that our series D preferred stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of our series D preferred stock, or common stock upon conversion, may be limited and the market value of our series D preferred stock will be materially adversely affected.

Our charter contains 9.8% ownership limits with respect to our capital stock which could have adverse consequences to you.

Our charter, subject to certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and to limit any person to actual or constructive ownership of no more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock, 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of each series of preferred stock and 9.8% of the value of our outstanding capital stock. Our board of directors, in its sole discretion, may exempt a proposed transferee from the ownership limit. However, our board of directors may not grant an exemption from the ownership limit to any proposed transferee whose direct or indirect ownership of our capital stock could jeopardize our status as a REIT. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. The ownership limit may delay, defer or prevent a transaction that might be in the best interest of holders of shares of our common or preferred stock.

You should consider the United States federal income tax consequences of owning our series D preferred stock.

The principal U.S. federal income tax consequences of purchasing, owning and disposing of shares of our series D preferred stock and any common stock received upon their conversion are summarized under “United States Federal Income Tax Considerations.” Certain of our actions, including an increase in the cash dividend on our common stock in excess of the dividend threshold amount, may result in an adjustment to the conversion rate that could cause you to be deemed to receive a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a foreign shareholder, such deemed dividend may subject you to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “United States Federal Income Tax Considerations.”

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $            million after deducting the underwriting discounts and commissions and our estimated expenses of approximately $             (or approximately $            million if the underwriters’ over-allotment option is exercised in full).

We intend to contribute the net proceeds of this offering to our operating partnership, which will subsequently use the net proceeds received from us to temporarily repay borrowings under our revolving credit facility, to fund acquisitions, to fund redevelopment activities and for general corporate purposes. At December 31, 2007, our revolving credit facility had a total outstanding balance of $299.7 million, excluding committed letters of credit, consisting of $111.0 million bearing interest at LIBOR plus 1.2% per annum, which equaled a rate of 6.12%, €57.7 million bearing interest at EURIBOR plus 1.2% per annum, which equaled a rate of 5.86%, and £51.5 million bearing interest at GBP LIBOR plus 1.2% per annum, which equaled a rate of 7.55%. Our revolving credit facility matures in August 2010, subject to two one-year extension options that we may exercise if certain conditions are met. We have used the proceeds of borrowings under our revolving credit facility to fund acquisitions, to fund redevelopment activities and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends for the periods shown:

	The Company(1)			The Company and the Predecessor(2)		The Predecessor(2)			The Company(1)
	Pro Forma Consolidated	Historical Consolidated		Historical Combined					Pro Forma Consolidated	Historical Consolidated
	Year Ended December 31,			Year Ended December 31,					Nine Months Ended September 30,
	2006(3)	2006	2005	2004(4)		2003(4)	2002(4)		2007(3)	2007		2006
Ratio of earnings to fixed charges		1.41	1.68	—	(5)	2.64	—	(6)		1.21		1.41
Ratio of earnings to fixed charges and preferred dividends		1.12	1.31	—	(5)	2.64	—	(6)		—	(7)	1.11

(1)	All numbers presented in this table exclude 7979 East Tufts Avenue (sold in July 2006), 100 Technology Center Drive (sold in March 2007) and 4055 Valley View Lane (sold in March 2007).
(2)	The Predecessor is not a legal entity; rather it is a combination of certain of the real estate subsidiaries of Global Innovation Partners, LLC, a Delaware limited liability company, or GI Partners, contributed to the Company in connection with our initial public offering in November 2004, along with an allocation of certain assets, liabilities, revenues and expenses of GI Partners related to the real estate owned by such subsidiaries.
(3)	Excludes 1,800,000 shares of series D preferred stock issuable upon exercise of the underwriters’ over-allotment option in full.
(4)	There were no shares of preferred stock outstanding during this fiscal year.
(5)	For the year ended December 31, 2004, combined earnings were insufficient to cover fixed charges by $5.1 million.
(6)	For the year ended December 31, 2002, combined earnings were insufficient to cover fixed charges by $61,000.
(7)	For the nine months ended September 30, 2007, earnings were insufficient to cover fixed charges and preferred dividends by $1.8 million.

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For this purpose, “earnings” consist of income (loss) from continuing operations before minority interests and fixed charges. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends on our series A preferred stock, series B preferred stock and series C preferred stock. Our pro forma ratios for the year ended December 31, 2006 are presented as if this offering, and our intended use of proceeds from this offering, had occurred as of January 1, 2006. Our pro forma ratios for the nine months ended September 30, 2007 are presented as if this offering, and our intended use of proceeds from this offering, had occurred as of January 1, 2007.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “DLR”. Our common stock has been traded on the NYSE since October 29, 2004. The following table sets forth, for the periods indicated, the high, low and last sale prices per share of our common stock and the distributions we declared with respect to the periods indicated.

	High	Low	Last	Dividends Declared
Year Ended December 31, 2006
First Quarter	$28.59	$22.29	$28.17	$0.26500
Second Quarter	$29.54	$22.66	$24.69	$0.26500
Third Quarter	$31.88	$24.58	$31.32	$0.26500
Fourth Quarter	$37.31	$30.73	$34.23	$0.28625

Year Ended December 31, 2007
First Quarter	$40.42	$33.76	$39.90	$0.28625
Second Quarter	$42.86	$36.70	$37.68	$0.28625
Third Quarter	$40.62	$32.04	$39.39	$0.28625
Fourth Quarter	$44.21	$35.05	$38.37	$0.31000

Year Ending December 31, 2008
First Quarter (through January 30, 2008)	$39.19	$32.32	$36.89	N/A

On January 30, 2008, the closing sale price per share of our common stock, as reported on the NYSE, was $36.89. As of December 31, 2007, there were seven holders of record of our common stock. This figure does not reflect the beneficial ownership of shares of our common stock held in nominee name.

We intend to continue to declare quarterly dividends. The actual amount and timing of dividends, however, will be at the discretion of our board of directors and will depend upon our financial condition in addition to the requirements of the Code, and no assurance can be given as to the amounts or timing of future distributions.

Subject to the distribution requirements applicable to REITs under the Code, we intend, to the extent practicable, to invest substantially all of the proceeds from sales and refinancings of our assets in real estate-related assets and other assets. We may, however, under certain circumstances, make a distribution of capital or of assets. Such distributions, if any, will be made at the discretion of our board of directors. Distributions will be made in cash to the extent that cash is available for distribution.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2007:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of our series D preferred stock and the use of the net proceeds from such sale, as described under “Use of Proceeds.”

The table below has not been adjusted to reflect the sale of an aggregate of 4,025,000 shares of our common stock on October 22, 2007, for net proceeds of approximately $150.5 million, including the proceeds from the exercise of the underwriters’ over-allotment option. We used the net proceeds from the offering of common stock to temporarily repay borrowings under our revolving credit facility.

This information should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and schedules and the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement.

	September 30, 2007
	Actual	As Adjusted
	(In thousands)
Notes payable under revolving credit facility(1)	$266,726
Mortgage loans	895,882	895,882
Exchangeable senior debentures	172,500	172,500
Minority interests in consolidated joint venture	2,902	2,902
Minority interests in our operating partnership	71,063	71,063
Stockholders’ equity:
Preferred Stock: $0.01 par value per share, 30,000,000 authorized:
8.50% series A cumulative redeemable preferred stock, $0.01 par value per share, 4,140,000 issued and outstanding on an actual and as adjusted basis	99,297	99,297
7.875% series B cumulative redeemable preferred stock, $0.01 par value per share, 2,530,000 issued and outstanding on an actual and as adjusted basis	60,502	60,502
4.375% series C cumulative convertible preferred stock, $0.01 par value per share, 7,000,000 issued and outstanding on an actual and as adjusted basis	168,955	168,955
% series D cumulative convertible preferred stock, $0.01 par value per share, zero issued and outstanding on an actual basis and 12,000,000 issued and outstanding on an as adjusted basis	—
Common stock, $0.01 par value per share, 125,000,000 authorized, 60,721,750 issued and outstanding on an actual and as adjusted basis	607	607
Additional paid-in capital	666,023
Dividends in excess of earnings	(83,069)	(83,069)
Accumulated other comprehensive income	9,053	9,053

Total stockholders’ equity	921,368

Total Capitalization	$2,330,441

(1)	At December 31, 2007, our revolving credit facility had a total outstanding balance of $299.7 million, excluding committed letters of credit, consisting of $111.0 million bearing interest at LIBOR plus 1.2% per annum, which equaled a rate of 6.12%, €57.7 million bearing interest at EURIBOR plus 1.2% per annum, which equaled a rate of 5.86%, and £51.5 million bearing interest at GBP LIBOR plus 1.2% per annum, which equaled a rate of 7.55%.

DESCRIPTION OF SERIES D PREFERRED STOCK

The following summary of the material terms and provisions of our series D preferred stock does not purport to be complete and is qualified in its entirety by reference to the articles supplementary creating our series D preferred stock, our charter, our bylaws, as amended, each of which is available from us, and applicable laws. This description of the particular terms of our series D preferred stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

Our board of directors and a duly authorized committee of our board of directors classified 13,800,000 shares of our authorized but unissued preferred stock as, and approved articles supplementary creating, a series of our preferred stock, designated as the     % series D cumulative convertible preferred stock. When issued in accordance with this prospectus supplement and the accompanying prospectus, the series D preferred stock will be validly issued, fully paid and nonassessable.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of our series D preferred stock to our operating partnership, and our operating partnership will issue to us     % series D cumulative convertible preferred units, or series D preferred units. Our operating partnership will be required to make all required distributions on the series D preferred units prior to any distribution of cash or assets to the holder of any other units or any other equity interests in our operating partnership, except for any other series of partnership interests ranking on parity with such series D preferred units as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up of our operating partnership (including the series A preferred units, series B preferred units and series C preferred units), upon which distributions will be made pro rata with the series D preferred units, and except for any series of preferred units ranking senior to the series D preferred units as to dividends or upon voluntary or involuntary liquidation, none of which are outstanding at this time.

We do not intend to list our series D preferred stock on any national securities exchange. See “Underwriting” in this prospectus supplement.

Ranking

Our series D preferred stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to our series D preferred stock;

•

on parity with our series A preferred stock, series B preferred stock, series C preferred stock and any other class or series of our capital stock expressly designated as ranking on parity with our series D preferred stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to our series D preferred stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our series D preferred stock. Our series D preferred stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the series D preferred stock with respect to dividend rights, holders of shares of our series D preferred stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally

available for the payment of dividends, cumulative cash dividends at the rate of     % per annum of the $25.00 liquidation preference per share of our series D preferred stock (equivalent to the fixed annual amount of approximately $            per share of our series D preferred stock).

Dividends on our series D preferred stock will accrue and be cumulative from and including the date of original issue and will be payable to investors quarterly in arrears on the last calendar day of each March, June, September and December of each year or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

The amount of any dividend payable on our series D preferred stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of series D preferred stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be a date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date. A holder’s right to receive dividends upon conversion of series D preferred stock is limited. For a description of these limitations, see “—Payment of Dividends Upon Conversion.”

The first dividend on our series D preferred stock is scheduled to be paid on March 31, 2008 and will be a pro rata dividend from and including the original issue date to and including March 31, 2008 in the amount of $             per share.

Dividends on the series D preferred stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on our series D preferred stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to our series D preferred stock, for any period; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the series D preferred stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to our series D preferred stock;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to our series D preferred stock; and

•

our purchase of shares of our series D preferred stock, preferred stock ranking on parity with our series D preferred stock as to payment of dividends and upon liquidation or capital stock or equity securities ranking junior to our series D preferred stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under “—Restrictions on Ownership and Transfer.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on our series D preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with our series D preferred stock, we will declare any dividends upon our series D preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with our series D preferred stock pro rata, so that the amount of dividends declared per share of series D preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on our series D preferred stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on our series D preferred stock which may be in arrears.

Holders of shares of our series D preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on our series D preferred stock as described above. Any dividend payment made on our series D preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on our series D preferred stock will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on our series D preferred stock, or pay or set apart for payment dividends on our series D preferred stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Our revolving credit facility prohibits us from distributing to our stockholders, including holders of shares of our preferred stock, more than 95% of our funds from operations (as defined in our revolving credit facility) during any four consecutive fiscal quarters, except as necessary to enable us to qualify as a REIT for federal income tax purposes. As a result, if we do not generate sufficient funds from operations (as defined in our revolving credit facility) during the 12 months preceding any series D preferred stock dividend payment date, we would not be able to pay all or a portion of the accumulated dividends payable to holders of shares of our series D preferred stock on such payment date without causing a default under our revolving credit facility.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to our series D preferred stock, holders of shares of series D preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series D preferred stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of our series D preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with our series D preferred stock in the distribution of assets, then holders of shares of our series D preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with our series D preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of our series D preferred stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of our series D preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our series D preferred stock will not be added to our total liabilities.

Optional Redemption to Preserve our Status as a REIT

We may not redeem the series D preferred stock except in the limited circumstances described below. We are entitled pursuant to the articles supplementary creating the series D preferred stock to redeem shares of the series D preferred stock in order to preserve our status as a REIT for federal tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of the series D preferred stock to be redeemed plus an amount equal to all accrued and unpaid dividends up to, but not including, the date fixed for redemption, without interest; provided that if the redemption date is on a date that is after a dividend record date and on or prior to the corresponding dividend payment date, we will pay such dividends to the holder of record on the record date, which may or may not be the same person to whom we will pay the redemption price, and the redemption price will be equal to 100% of the liquidation preference of the series D preferred stock to be redeemed. See “—Restrictions on Ownership and Transfer.”

If fewer than all of the outstanding shares of series D preferred stock are to be redeemed, we will select the shares of series D preferred stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method that we determine will not violate the 9.8% series D preferred stock ownership limit and the 9.8% capital stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of series D preferred stock, other than a holder of series D preferred stock that has received an exemption from the applicable ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of series D preferred stock by value or number of shares, whichever is more restrictive, or more than 9.8% of the value of our outstanding capital stock, because such holder’s shares of series D preferred stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of series D preferred stock of such holder such that no holder will own in excess of the applicable ownership limit subsequent to such redemption. See “—Restrictions on Ownership and Transfer.” In order for their shares of series D preferred stock to be redeemed, holders must surrender their shares at the place designated in the notice of redemption. Holders will then be entitled to the redemption price payable upon redemption following surrender of the certificates representing the shares of series D preferred stock. If the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of series D preferred stock called for redemption and if irrevocable instructions have been given to pay the redemption price, then from and after the redemption date, dividends will cease to accrue on such shares of series D preferred stock and such shares of series D preferred stock will no longer be deemed outstanding. At such time all rights of the holders of such shares will terminate, except the right to receive the redemption price payable upon redemption, without interest.

Limited Voting Rights

Holders of shares of our series D preferred stock generally do not have any voting rights, except as set forth below.

If dividends on our series D preferred stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of our series D preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends with respect to our series D preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•

a special meeting called by holders of at least 10% of the outstanding shares of series D preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on our series D preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods.

If and when all accumulated dividends on our series D preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of our series D preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

Any preferred stock director elected by holders of shares of our series D preferred stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of our series D preferred stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of our series D preferred stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable). The preferred stock directors shall each be entitled to one vote on any matter.

In addition, so long as any shares of our series D preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of our series D preferred stock together with each other class or series of preferred stock ranking on parity with our series D preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such series D preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•

amend, alter or repeal the provisions of our charter, including the terms of our series D preferred stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our series D preferred stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as our series D preferred stock remains outstanding with the terms of our series D preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our series D preferred stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of our series D preferred stock receive the greater of the full trading price of the series D preferred stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Holders of shares of our series D preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of series D preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to our series D preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of our series D preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of our series D preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of our series D preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of our series D preferred stock.

In any matter in which our series D preferred stock may vote (as expressly provided in the articles supplementary creating the series D preferred stock), each share of our series D preferred stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of our series D preferred stock will be entitled to one vote.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our capital stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. Our charter provides that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, subject to limited exceptions, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our series D preferred stock, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or more than 9.8% (by value) of our outstanding capital stock. For purposes of the ownership limits in our charter, ownership of shares of our series D preferred stock will be treated as ownership of the shares of our common stock into which such series D preferred stock is convertible. Notwithstanding any other provision of our series D preferred stock, no holder of shares of our series D preferred stock will be entitled to convert such series D preferred stock for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the ownership limit on our common stock contained in our charter. For a further description of restrictions on ownership and transfer of all series and classes of shares of our capital stock, see “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Maturity

Our series D preferred stock has no maturity date, and we are not required to redeem our series D preferred stock at any time. Accordingly, our series D preferred stock will remain outstanding indefinitely unless a holder of shares of our series D preferred stock or we decide to convert or redeem it, or we elect to repurchase it upon a fundamental change. See “—Optional Redemption to Preserve our Status as a REIT,” “—Conversion Rights,” “—Company Conversion Option” and “—Special Conversion Right of series D Preferred Stock upon a Fundamental Change; Company Repurchase Right.”

Conversion Rights

Holders of shares of our series D preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of our series D preferred stock initially at a conversion rate of              shares of common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $             per share of common stock (subject to adjustment in certain events). Shares of our series D preferred stock will only be convertible into shares of our common stock.

We will not issue fractional shares of common stock upon the conversion of shares of our series D preferred stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of our common stock on the trading day immediately prior to (i) the date on which the certificate or certificates representing the shares of our series D preferred stock to be converted are surrendered and accompanied by a written notice of conversion and any transfer taxes, which we refer to as the conversion date, or (ii) the effective date for our option to convert some or all of our series D preferred stock into that number of shares of our common stock that are issuable at the then-applicable conversion rate, which we refer to as our conversion option, as the case may be.

A holder of shares of our series D preferred stock is not entitled to any rights of a common stockholder until such holder of shares of our series D preferred stock has converted its shares of our series D preferred stock or unless we have exercised our conversion option, and only to the extent the shares of our series D preferred stock are deemed to have been converted into shares of our common stock under our articles supplementary establishing our series D preferred stock.

Company Conversion Option

On or after                     , 2013, we may exercise our conversion option, but only if:

•

the closing sale price of our common stock equals or exceeds 130% of the then-applicable conversion price per share of our series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option as described below; and

•

on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock.

If we convert less than all of the outstanding shares of our series D preferred stock, the transfer agent will select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. We may convert our series D preferred stock only in a whole number of shares. If a portion of a holder’s series D preferred stock is selected for partial conversion by us and the holder converts a portion of such series D preferred stock, the number of shares of our series D preferred stock subject to conversion by us will be reduced by the number of shares that the holder converted.

The “closing sale price” per share of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if our common stock is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “closing sale price” will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

To exercise our conversion option described above, we must issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of shares of our series D preferred stock (not more than four trading days after the date of the press release) and, if required by the rules and regulations of the SEC, we will file a Current Report on Form 8-K (or make such other filing on an appropriate form as may be permitted by the rules and regulations of the SEC), of the exercise of our conversion option announcing our intention to convert our series D preferred stock. The effective date for our conversion option will be the date that is five trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our conversion option will state, as appropriate:

•	the effective date for our conversion option;

•	the number of shares of common stock to be issued upon conversion of each share of series D preferred stock;

•	the number of shares of our series D preferred stock to be converted; and

•	that dividends on the shares of our series D preferred stock to be converted will cease to accrue on the effective date for our conversion option.

Conversion Procedures

Holders of shares of our series D preferred stock may convert some or all of their shares by surrendering to us at our principal office or at the office of our transfer agent, as may be designated by our board of directors, the certificate or certificates for the shares of our series D preferred stock to be converted, accompanied by a written notice stating that the holder of shares of our series D preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of shares of our series D preferred stock wishes the certificate or certificates for the shares of common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of our series D preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of our series D preferred stock. The date on which we have received all of the surrendered certificate or certificates, the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, will be deemed the conversion date with respect to a share of series D preferred stock. As promptly as practicable after the conversion date with respect to any shares of series D preferred stock, we will deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of shares of such series D preferred stock, or the transferee of the holder of such shares of series D preferred stock, will be entitled and (b) if less than the full number of shares of series D preferred stock represented by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of our series D preferred stock as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive shares of common stock will be treated for all purposes as having become the record holder of those shares of common stock at that time on that date.

In lieu of the foregoing procedures, if our series D preferred stock is held in global certificate form, the holder of shares of our series D preferred stock must comply with the procedures of The Depository Trust Company or any successor entity (which we collectively refer to as DTC) to convert its beneficial interest in respect of the series D preferred stock represented by a global stock certificate of the series D preferred stock.

Holders of shares of our series D preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of our series D preferred stock into shares of our common stock.

If any shares of our series D preferred stock are to be converted pursuant to our conversion option, the right of a holder of such to voluntarily convert those shares of our series D preferred stock will terminate if we have not received the conversion notice of such holder of such shares of series D preferred stock by 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for conversion pursuant to our conversion option.

If more than one share of our series D preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of common stock issuable upon conversion of those shares of our series D preferred stock will be computed on the basis of the total number of shares of our series D preferred stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of our series D preferred stock, a number of our authorized but unissued shares of common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of our series D preferred stock.

Before the delivery of any securities upon conversion of shares of our series D preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of our series D preferred stock will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Payment of Dividends Upon Conversion

Optional Conversion

General. If a holder of shares of our series D preferred stock exercises its conversion rights, upon delivery of the shares of our series D preferred stock for conversion, those shares of our series D preferred stock will cease to cumulate dividends as of the end of the conversion date, and the holder of shares of our series D preferred stock will not receive any cash payment representing accrued and unpaid dividends on the shares of our series D preferred stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of our series D preferred stock converted at the election of holders of such shares.

Conversion On or Before Record Date. If we receive a conversion notice before the close of business on a dividend record date, the holder of shares of our series D preferred stock will not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding dividend payment date.

Conversion After Record Date and Prior to Payment Date. If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the holder of shares of our series D preferred stock on the record date will receive on that dividend payment date accrued dividends on those shares of series D preferred stock, notwithstanding the conversion of those shares of series D preferred stock prior to that dividend payment date, because that holder of shares of our series D preferred stock will have been the holder of record of shares of our series D preferred stock on the corresponding record date. At the time that such holder of shares of our series D preferred stock surrenders shares of our series D preferred stock for conversion, however, it must pay to us an amount equal to the dividend that has accrued and that will be paid on the related dividend payment date; provided that no such payment need be made if we have specified a fundamental change repurchase date relating to a fundamental change that is after a dividend record date and on or prior to the dividend payment date to which that dividend record date relates.

Conversion On or After Payment Date and On or Prior to the Immediately Succeeding Record Date. If the holder of shares of our series D preferred stock is a holder of shares of our series D preferred stock on a dividend record date and converts such shares of our series D preferred stock into shares of common stock on or after the corresponding dividend payment date such holder of shares of our series D preferred stock will be entitled to receive the dividend payable on such shares of our series D preferred stock on such corresponding dividend payment date, and the holder of shares of our series D preferred stock will not need to include payment of the amount of such dividend upon surrender for conversion of shares of series D preferred stock.

Company Conversion Option

General. As we described above under “Company Conversion Option,” if we convert shares of our series D preferred stock pursuant to our conversion option, on or prior to the effective date of our conversion option, we must first declare and pay, or declare and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock.

Conversion After a Payment Date and Prior to the next Record Date. If we exercise our conversion option and the effective date is after the close of business on a dividend payment date and prior to the close of business on the next dividend record date, the holder of shares of our series D preferred stock will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date. Accordingly, if we convert shares of our series D preferred stock and the effective date is after the close of business on a dividend payment date and prior to the close of business on the next dividend record date, holders of shares of our series D preferred stock will forego the right to receive any dividends accruing from such dividend payment date to the effective date.

Conversion On or After Record Date and Prior to Payment Date. If we exercise our conversion option and the effective date is on or after the close of business on any dividend record date and prior to the close of business on the corresponding dividend payment date, all dividends payable for such period with respect to the shares of our series D preferred stock called for a conversion on such date, will be payable on such dividend payment date to the holder of such shares of our series D preferred stock on such record date.

Conversion Rate Adjustments

We will adjust the conversion rate from time to time as follows:

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS1 = the number of shares of our common stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of our common stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (1) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all holders of our common stock any rights, warrants or options entitling them, for a period expiring not more than 45 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of our common stock at a price per share that is less than the closing sale price per share of our common stock on the business day immediately preceding the time of announcement of such distribution, we will adjust the conversion rate based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend for such distribution;

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale price per share of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (2), in determining whether any rights, warrants or options entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than the applicable closing sale price per share of our common stock, and in determining the aggregate exercise or conversion price payable for such shares of common stock, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant or option described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, we will adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3) If we distribute shares of our capital stock, evidence of indebtedness or other assets or property to all holders of our common stock, excluding:

•	dividends, distributions, rights, warrants or options referred to in paragraph (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs, as described below in this paragraph (3);

then we will adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0 – FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the average of the closing sale price per share of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If we distribute to all of our common stockholders capital stock of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business unit, which we refer to as a spin-off, the conversion rate in effect immediately before the 10th trading day from and including the effective date of the spin-off will be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0)/MP0

where

CR0 = the conversion rate in effect immediately prior to the 10th trading day immediately following, and including, the effective date of the spin-off;

CR1 = the new conversion rate in effect immediately on and after the 10th trading day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the closing sale prices per share of the capital stock or similar equity interest distributed to our common stockholders applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the spin-off; and

MP0 = the average of the closing sale prices per share of our common stock over the first 10 consecutive trading days after the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this paragraph (3) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we make any cash dividend or distribution to all holders of outstanding shares of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up) during any of our quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.31, which we refer to as the reference dividend, multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0 – C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the closing sale price per share of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that we distribute to our common stockholders that exceeds the reference dividend.

An adjustment to the conversion rate made pursuant to this paragraph (4) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (4).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (4) as a result of a distribution that is not a quarterly dividend, the reference dividend amount will be deemed to be zero.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the closing sale price per share of our common stock for the trading day immediately following the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (5) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, we will re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

If we have in effect a rights plan while any shares of our series D preferred stock remain outstanding, holders of shares of our series D preferred stock will receive, upon a conversion of such shares in respect of which we have elected to deliver shares of our common stock, in addition to such shares of our common stock, rights under our stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in any rights plan that our board of directors may adopt have separated from the common stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of shares of our series D preferred stock would not be entitled to receive any rights in respect of our common stock that we elect to deliver upon conversion of shares of our series D preferred stock, we will adjust the conversion rate at the time of separation as if we had distributed to all holders of our capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (4) and (5) above, in no event will the conversion rate exceed             shares of our common stock per $25.00 liquidation preference, subject to adjustment pursuant to paragraphs (1), (2) and (3) above. In no event will the conversion price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

We will not make any adjustment to the conversion rate if holders of shares of our series D preferred stock are permitted to participate, on an as-converted basis, in the transactions described above.

The conversion rate will not be adjusted except as specifically set forth in this subsection entitled “—Conversion Rate Adjustments” and in “—Adjustment to Conversion Rate upon Certain Fundamental Changes.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities or those of our operating partnership and the investment of additional optional amounts in shares of our common stock under any plan;

•

the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of our operating partnership;

•

the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our series D preferred stock were first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; and

•	the issuance of limited partnership units by our operating partnership and the issuance of shares of our common stock or the payment of cash upon redemption thereof.

No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of our series D preferred stock are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the shares of our series D preferred stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non- United States holder) with respect to any deemed distribution from us from cash payments of dividends and any payments in redemption, repurchase or conversion of the shares of our series D preferred stock. See “United States Federal Income Tax Considerations” in this prospectus supplement.

In the case of the following events, each of which we refer to as a business combination:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger or combination involving us;

•	a sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange;

in each case, as a result of which our common stockholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, a holder of shares of our series D preferred stock will be entitled thereafter to convert such shares of our series D preferred stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the holder of shares of our series D preferred stock would have owned or been entitled to receive upon such business combination as if such holder of shares of our series D preferred stock held a number of shares of our common stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of our series D preferred stock held by such holder of shares of our series D preferred stock. If such business combination also constitutes a fundamental change, a holder of shares of our series D preferred stock converting such shares will not receive a make-whole premium if such holder does not convert its shares of our series D preferred stock “in connection with” (as described in “—Adjustment to Conversion Rate Upon Certain Fundamental Changes”) the relevant fundamental change. In the event that our common stockholders have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of shares of our series D preferred stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of our series D preferred stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the holders of shares of our series D preferred stock who participate in such determination, shall be subject to any limitations to which all of our common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common stockholders and (2) two business days prior to the anticipated effective date of the business combination.

We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of our series D preferred stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of our series D preferred stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of our series D preferred stock to convert such holder’s shares of our series D preferred stock into shares of our common stock prior to the effective date.

To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors determines that such an increase would be in our best interests. Any such determination by our board of directors will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to common stockholders resulting from any distribution of common stock or similar event. We will give holders of shares of our series D preferred stock at least 15 business days’ notice of any increase in the conversion rate.

Except as described above in this section, we will not adjust the conversion rate for any issuance of shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock or rights to purchase shares of our common stock or such convertible, exchangeable or exercisable securities.

Adjustment to Conversion Rate upon Certain Fundamental Changes

If, on or prior to                     , 2015, a fundamental change takes place and a holder converts the series D preferred stock in connection with such fundamental change, we will increase, as described below, the conversion rate applicable to shares that are surrendered for conversion. A conversion of the series D preferred stock will be deemed for these purposes to be “in connection with” a fundamental change if the conversion date occurs from and including the effective date of such fundamental change to, and including, the fundamental change conversion date (as defined below under “—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right”) for that fundamental change.

We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of our series D preferred stock of the anticipated effective date of any proposed fundamental change which will occur on or prior to                     , 2015. We must make this mailing or publication at least 15 days before the anticipated effective date of the fundamental change. In addition, no later than the third business day after the completion of such fundamental change, we must make an additional notice announcing such completion.

If a holder elects to convert in connection with a fundamental change on or prior to                     , 2015, we will increase the conversion rate by reference to the table below, based on the date when the fundamental change becomes effective, which we refer to as the effective date, and the applicable price. If the fundamental change is a transaction or series of related transactions and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the fundamental change consists solely of cash, then the applicable price will be the cash amount paid per share of our common stock in the transaction. If the transaction is an asset sale and the consideration paid for our property and assets (or for the property and assets of us and our subsidiaries on a consolidated basis) consists solely of cash, then the applicable price will be the cash amount paid for our property and assets, expressed as an amount per share of our common stock outstanding on the effective date of the asset sale. In all other cases, the applicable price will be the average of the closing sale price per share of our common stock for the ten consecutive trading days immediately preceding the effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during those ten consecutive trading days.

The following table sets forth the number of additional shares of common stock per $25.00 liquidation preference of series D preferred stock that will be added to the conversion rate applicable to series D preferred stock that are converted in connection with a fundamental change, which we refer to as the make-whole premium. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the column headers of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate in effect immediately before the adjustment; and

•	whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rate Adjustments.”

Number of Additional Shares of Common Stock Issuable

per $25.00 Liquidation Preference

Common Stock Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$

, 2008

, 2009

, 2010

, 2011

, 2012

, 2013

, 2014

, 2015

The exact applicable share price and effective date may not be set forth in the table above, in which case:

•

if the actual applicable share price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

•

if the actual applicable price is greater than $            per share (subject to adjustment), we will not increase the conversion rate as described above and no additional shares will be issuable upon conversion; and

•	if the actual applicable price is less than $ per share (subject to adjustment), we will not increase the conversion rate as described above and no additional shares will be issuable upon conversion.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed            . We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rate Adjustments.”

Our obligation to satisfy the additional share requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right

On or prior to                     , 2015, in the event of a fundamental change described below, when the applicable price of our common stock described above under “—Adjustment to Conversion Rate upon Certain Fundamental Changes” is less than $             per share, then each holder of series D preferred stock will have the special right, or the fundamental change conversion right, in addition to any other applicable conversion right, to convert some or all of its series D preferred stock on the relevant fundamental change conversion date into a number of shares of our common stock per $25.00 liquidation preference equal to such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, such fundamental change conversion date, divided by 98% of the market price of our common stock, or the fundamental change conversion rate. The market price of our common stock will be determined prior to the applicable fundamental change conversion date. The determination of the market price is described below under “—Determination of Market Price.” A holder of series D preferred stock which has elected to convert such shares otherwise than pursuant to the fundamental change conversion right will not be able to exercise the fundamental change conversion right.

If a holder of our series D preferred stock elects to convert such series D preferred stock as described in the preceding paragraph, we may elect, in lieu of that conversion, to repurchase for cash some or all of such series D preferred stock at a repurchase price equal to 100% of the liquidation preference of the series D preferred stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, such fundamental change conversion date, or the fundamental change repurchase price; provided that if the relevant fundamental change conversion date is on a date that is after a dividend record date and on or prior to the corresponding dividend payment date, we will pay such dividends to the holder of record on the corresponding dividend record date, which may or may not be the same person to whom we will pay the fundamental change repurchase price, and the fundamental change repurchase price will be equal to 100% of the liquidation preference of our series D preferred stock to be repurchased.

In the event we elect to repurchase shares of our series D preferred stock that would otherwise be converted into common stock on a fundamental change conversion date, such shares of our series D preferred stock shall not be converted into common stock and the holder of such shares will be entitled to receive the fundamental change repurchase price in cash from us.

Subject to the next sentence, the aggregate number of shares of our common stock issuable in connection with the exercise of the fundamental change conversion right may not exceed             million shares (or              million shares if the underwriters’ over-allotment option is exercised in full) or such other number of shares of our common stock as shall then be authorized and available for issuance. If the number of shares of our common stock issuable upon such conversion would exceed             million shares (or             million shares if the underwriters’ over-allotment option is exercised in full) or such other number of shares of our common stock as shall then be authorized an available for issuance, we will have the option to satisfy the remainder of such conversion in shares of our common stock that are authorized for issuance in the future. We will use our best efforts to have any such additional number of shares of our common stock authorized for issuance within 180 days of the fundamental change conversion date.

Within 15 days after the occurrence of a fundamental change, we will provide to the holder of our series D preferred stock and the transfer agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice will state:

•	the events constituting the fundamental change;

•	the date of the fundamental change;

•	the last date on which the holder of our series D preferred stock may exercise the fundamental change conversion right;

•	to the extent applicable, the fundamental change conversion rate and the fundamental change repurchase price;

•	that we may elect to repurchase some or all of the shares of our series D preferred stock as to which the fundamental change conversion right may be exercised;

•	the method of calculating the market price of our common stock;

•	the fundamental change conversion date;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate and any adjustment to the conversion rate that will result from the fundamental change;

•

that series D preferred stock as to which the fundamental change conversion right has been exercised may be converted at the applicable conversion rate, if otherwise convertible, only if the notice of exercise of the fundamental change conversion right has been properly withdrawn; and

•	the procedures that the holder of series D preferred stock must follow to exercise the fundamental change conversion right.

We will also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of our series D preferred stock.

The fundamental change conversion date will be a date no less than 20 days nor more than 35 days after the date on which we give the above notice. To exercise the fundamental change conversion right, the holder of series D preferred stock must deliver, on or before the close of business on the fundamental change conversion date, the series D preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice will state:

•	the relevant fundamental change conversion date;

•	the number of series D preferred stock to be converted; and

•	that the series D preferred stock are to be converted pursuant to the applicable provisions of the series D preferred stock.

If the series D preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

Holders of series D preferred stock may withdraw any notice of exercise of its fundamental change conversion right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the fundamental change conversion date. The notice of withdrawal shall state:

•	the number of withdrawn shares of our series D preferred stock;

•	if certificated shares of our series D preferred stock have been issued, the certificate numbers of the withdrawn shares of our series D preferred stock; and

•	the number of shares of our series D convertible preferred stock, if any, which remain subject to the conversion notice.

If the series D preferred stock is held in global form, the notice of withdrawal must comply with applicable DTC procedures.

Series D preferred stock as to which the fundamental change conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into shares of common stock in accordance with the fundamental change conversion right on the fundamental change conversion date, unless we have elected to repurchase such series D preferred stock.

The holder of any shares of our series D preferred stock which we have elected to repurchase and as to which the conversion election has not been properly withdrawn will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change conversion date or the time of book-entry transfer or delivery of our series D preferred stock. If the paying agent holds cash sufficient to pay the fundamental change repurchase price of the series D preferred stock on the business day following the fundamental change conversion date, then:

•

the series D preferred stock will cease to be outstanding and dividends will cease to accrue (whether or not book-entry transfer of the series D preferred stock is made or whether or not the series D preferred stock certificate is delivered to the transfer agent); and

•

all of the other rights of the holder of our series D preferred stock will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the series D preferred stock).

A fundamental change generally will be deemed to occur at such time as:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of our company or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of the outstanding shares of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than us, the operating partnership or any of our or their majority-owned subsidiaries or any employee benefit plan of us, the operating partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our capital stock of then outstanding entitled to vote generally in elections of directors (for the avoidance of doubt the ownership of limited partnership units of our operating partnership will not be deemed to constitute beneficial ownership of our capital stock); or

•

during any period of 12 consecutive months after the date of original issuance of the series D preferred stock, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising our board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets, or of less than all of the property or assets of us and our subsidiaries on a consolidated basis, would permit a holder to exercise the fundamental change conversion right above.

In connection with a fundamental change repurchase, we will comply with all U.S. federal and state securities laws in connection with any offer by us to repurchase the series D preferred stock upon a fundamental change.

This fundamental change conversion and repurchase feature may make more difficult or discourage a party from taking over our company and removing incumbent management. We are not aware, however, of any specific effort to accumulate our capital stock with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion and repurchase feature is a result of negotiations between us and the underwriters.

We could, in the future, enter into certain transactions, including recapitalizations that would not constitute a fundamental change but would increase the amount of debt outstanding or otherwise adversely affect the holders of series D preferred stock. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, and to permit us to elect to repurchase the series D preferred stock upon a fundamental change.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. In addition, we currently have and may in the future incur additional indebtedness with similar change in control provisions permitting the holders thereof to accelerate or to require us to purchase such indebtedness upon the occurrence of similar events or on some specific dates. Our option to make a repurchase upon a fundamental change may be exercised by a third party that effects the payment of the fundamental change repurchase price in the manner, at the times and otherwise in compliance in all material respects with the requirements hereof and purchases all series D preferred stock as to which the fundamental change conversion right was properly exercised and not withdrawn and which we elected to repurchase and otherwise complies with the obligations in connection therewith.

Determination of Market Price

Market price means, with respect to any fundamental change conversion date, the average of the closing sale prices of our common stock for the ten consecutive trading days ending on the third trading day prior to the fundamental change conversion date, appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day of such ten trading day period and ending on the fundamental change conversion date of any event requiring an adjustment of the conversion rate as described under “—Conversion Rate Adjustments”; provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

Because the market price of our common stock is determined prior to the fundamental change conversion date, you will bear the market risk with respect to the value of our common stock, if any, to be received from the date as of which the market price is determined to the date on which you receive such shares. In addition, the market price of our common stock is an average price rather than the price as of a single date.

Transfer Agent

The transfer agent and registrar for our common stock and our preferred stock is American Stock Transfer & Trust Company.

Form and Book-Entry System

The series D preferred stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the series D preferred stock. Owners of beneficial interests in the series D preferred stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the series D preferred stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the series D preferred stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The series D preferred stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•

DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our company and our offering of series D preferred stock. This summary supplements the discussion in our current report on Form 8-K filed with the SEC on October 11, 2007 under the headings “United States Federal Income Tax Considerations—Taxation of our Company,” “—Failure to Qualify” and “—Tax Aspects of Our Operating Partnerships, the Subsidiary Partnerships and the Limited Liability Companies.” This discussion supersedes in their entirety the discussions in the remaining sections in such Form 8-K and the discussion in the accompanying prospectus under the heading “United States Federal Income Tax Considerations.” This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended, or the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

•	court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, conversion, sale or other disposition of our series D preferred stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•

the acquisition, ownership, conversion and sale or other disposition of the series D preferred stock offered under this prospectus supplement, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

The following discussion supplements the discussion in our current report on Form 8-K filed with the SEC on October 11, 2007.

Pursuant to the Technical Tax Corrections Act of 2007, which was enacted on December 29, 2007, certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners such as our operating partnership will not apply to partnerships based solely on the fact that a partnership has both taxable and tax-exempt partners. Consequently, the limitations on the utilization of losses described in the last paragraph under the heading “Taxation of Our Company—Annual Distribution Requirements” no longer apply with respect to any of the operating partnership’s taxable years.

Federal Income Tax Considerations for Holders of Our Series D Preferred Stock and Common Stock

The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of our series D preferred stock and our common stock into which it may be converted. This summary assumes you purchased shares of series D preferred stock upon initial issuance and that you hold series D preferred stock and common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	persons holding our stock through a partnership or other pass-through entity;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

•	broker-dealers or dealers in securities or currencies;

•	United States expatriates;

•	persons holding our stock as a hedge against currency risks or as a position in a straddle; or

•	U.S. stockholders (as defined below) whose functional currency is not the United States dollar.

If you are considering purchasing our series D preferred stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, conversion and disposition of our series D preferred stock and our common stock into which it may be converted arising under the laws of any state, local or foreign taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our series D preferred stock or common stock issued upon conversion of our series D preferred stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

If you hold shares of our series D preferred stock or common stock issued upon conversion of our Series D preferred stock and are not a U.S. stockholder, you are a “non-U.S. stockholder.”

Taxation of Taxable U.S. Stockholders Generally

Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock (including the series D preferred stock) and then to our outstanding common stock.

To the extent that we make distributions on our series D preferred stock or common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in its shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year.

Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our series D preferred stock and our other classes of stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of our series D preferred stock and our other classes of stock, respectively, for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by the Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Adjustments to Conversion Rate.    The conversion rate of our series D preferred stock is subject to adjustment under specified circumstances. In certain circumstances, U.S. stockholders who hold our series D preferred stock may be deemed to have received a distribution of or with respect to our common stock if and to the extent that the conversion rate is adjusted, resulting in ordinary income to the extent of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution to U.S. stockholders who hold our series D preferred stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the series D preferred stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of taxable dividends to our stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder of series D preferred stock will be deemed to have received constructive distributions from us, even though such stockholder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above under “—Distributions Generally.”

Dispositions of Our Series D Preferred Stock or Common Stock.    If a U.S. stockholder sells or disposes of shares of our series D preferred stock or common stock, except as set forth below under “Redemption or Repurchase by Us”, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the series D preferred stock or common stock for more than one year. However, if a U.S. stockholder recognizes loss upon the sale or other disposition of series D preferred stock or common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us.    A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. stockholder;

•	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, generally must be taken into account. To the extent shares of our common stock are widely held and publicly traded at any time, if any, that we repurchase shares of our common stock, such repurchase generally will be treated as a sale or exchange if it results in a proportionate reduction of a non-controlling U.S. stockholder’s right to vote, to participate in current earnings and accumulated surplus or to share in our net assets on liquidation. However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Series D Preferred Stock or Common Stock.”

In addition, under certain circumstances, we may redeem or repurchase the series D preferred stock for an amount greater than its issue price. We intend to take the position that the preferred stock is not issued with a redemption premium as a result of such rights, and that any payments of such additional amounts should be taxable to a holder of series D preferred stock as described above. This position is based in part on the assumption that any such premium is solely in the nature of a penalty for premature redemption or, as of the issue date of the series D preferred stock, the possibility that we will redeem or repurchase shares of series D preferred stock is not “more likely than not” to occur within the meaning of applicable Treasury Regulations. However, the IRS may take a contrary position from that described above, which could affect the timing and character of a holder’s income on the series D preferred stock.

Conversion of Our Series D Preferred Stock into Common Stock.    Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our series D preferred stock into our common stock. Except as provided below, a U.S. stockholder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted series D preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any cash payment you make to us in connection with a conversion of shares of series D preferred stock should be added to your basis in our common shares you receive upon conversion. See “—Payment of Dividends Upon Conversion—Optional Conversion—Conversion After Record Date and Prior to Payment Date.” You should consult your tax advisor regarding the treatment of any such payment for federal income tax purposes, including your basis and holding period of the shares acquired upon conversion.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the series D preferred stock for more than one year.

Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it had retained and paid tax on in the prior taxable year).

The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Backup Withholding.    We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our series D preferred stock and our common stock into which such series D preferred stock may be converted by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our series D preferred stock and our common stock, including any reporting requirements.

Distributions Generally.    Distributions that are neither attributable to gain from sales or exchanges by us of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1) a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. stockholder provides us with an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s series D preferred stock or common stock, as applicable, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. stockholder’s series D preferred stock or common stock, as applicable, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below under “—Sale of Our Series D Preferred Stock and Common Stock.” For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

In general, the rules applicable to distributions to Non-U.S. stockholders discussed above are also applicable to deemed distributions to Non-U.S. stockholders resulting from adjustments to the conversion rate of the series D preferred stock. See “—Taxation of Taxable U.S. Stockholders Generally—Adjustments to Conversion Rate.”

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would thus generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual United States federal income tax liability.

Sale of Our Series D Preferred Stock and Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale or other taxable disposition of our stock generally will not be subject to United States taxation unless such stock constitutes a “United States real property interest”, or USRPI, within the meaning of FIRPTA. Our stock will not constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we have been a “domestically controlled qualified investment entity.” Even if we have been a “domestically controlled qualified investment entity,” because most of our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s United States trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above under “—Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests”), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a United States real property interest if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock within 30 days after such ex-dividend date.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to United States taxation under FIRPTA as a sale of a USRPI if:

(1) such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2) such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

Our common stock currently is “regularly traded” on an established securities market, although we cannot guarantee that it will be so traded in the future. We do not expect that our series D preferred stock will be “regularly traded” on an established securities market. However, even if our series D preferred stock is not so traded, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of our series D preferred stock will not be subject to United States taxation under FIRPTA as a sale of a USRPI, if our common stock is part of a class of stock that is “regularly traded” on an established securities market and the applicable non-United States stockholder has not, at the time it acquires the series D preferred stock, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held series D preferred stock (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common stock.

If gain on the sale or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of our stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price unless an exception applies.

Conversion of Series D Preferred Stock into Common Stock.    Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of our series D preferred stock into our common stock, provided our series D preferred stock does not constitute a USRPI. Even if our series D preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our series D preferred stock into our common stock. Except as provided below, a non-U.S. stockholder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted series D preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any payment you make to us in connection with a conversion of shares of series D preferred stock should be added to your basis in our common shares you receive upon conversion. See “—Payment of Dividends Upon Conversion—Optional Conversion—Conversion After Record Date and Prior to Payment Date.” You should consult your tax advisor regarding the treatment of any such payment for federal income tax purposes.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share. See “—Sale of Our Series D Preferred Stock and Common Stock.”

Backup Withholding Tax and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our series D preferred stock.

UNDERWRITING

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our series D preferred stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

12,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares (other than those covered by the over-allotment option described below), if they purchase any of the shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

The underwriters propose to offer some of the shares of our series D preferred stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of our series D preferred stock to dealers at the public offering price less a concession not to exceed          per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $         per share on sales to other dealers. After the initial offering, the underwriters may change the public offering price and other selling terms. The shares of our series D preferred stock will not be sold on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,800,000 additional shares of series D preferred stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with our series D preferred stock offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our series D preferred stock.

Paid by Digital Realty Trust
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering will be approximately $         (excluding underwriting discounts and commissions).

We and our operating partnership have agreed that, for a period of 45 days from the date of this prospectus supplement, we and it will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into a transaction that would have the same effect), directly or indirectly, including the filing with the SEC of a registration statement (except a registration statement on Form S-4 relating to an acquisition of a real property company) under the Securities Act of 1933, or the Securities Act, relating to, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, or the Exchange Act, with respect to, any shares of any class of our capital stock or securities convertible into or exchangeable or exercisable for any shares of any class of our capital stock, or publicly announce the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, except that we may:

•

grant stock options, restricted stock or long-term incentive units to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of this prospectus supplement and issue shares of common stock pursuant to the exercise of such options and long-term incentive units;

•	issue shares of common stock pursuant to the exercise of any employee stock options outstanding as of the date of this prospectus supplement;

•	issue shares of common stock pursuant to any dividend reinvestment plan;

•

issue shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock in connection with other acquisitions of real property or real property companies and shares of common stock issuable upon such conversion or exchange;

•

file a registration statement on Form S-8 (including any amendments or supplements thereto) in connection with shares authorized for issuance pursuant to the terms of any plan in effect as of the date of this prospectus supplement;

•	file shelf registration statements (including any amendments or supplements thereto) in connection with existing contractual commitments; and

•	issue shares of common stock upon the redemption of operating partnership units outstanding as of the date of this prospectus supplement.

Our executive officers and certain of our directors have agreed, subject to certain limited exceptions (including an exception for any transaction consummated in accordance with a valid contract, instruction or plan that satisfies the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934), that, for a period of 45 days from the date of this prospectus supplement, they will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into a transaction that would have the same effect), directly or indirectly, including the filing with the SEC of a registration statement or make any demand for or exercise any registration right in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any class of our capital stock or limited partnership units of our operating partnership, or securities convertible into or exercisable or exchangeable for any of the foregoing, enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of the foregoing, whether any of these transactions are to be settled by delivery of shares of our capital stock or other securities, or publicly announce an intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC. The lock-up agreements with these executive officers and directors provide that, collectively, they may sell up to an aggregate of 150,000 shares of our common stock during the 45-day lock-up period.

We do not intend to list our series D preferred stock on any national securities exchange. Our common stock is listed on the NYSE under the symbol “DLR”.

In connection with the offering, the underwriters may purchase and sell shares of our series D preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of series D preferred stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of our series D preferred stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of series D preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of our series D preferred stock. They may also cause the price of our series D preferred stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the series D preferred stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus supplement in relation to the series D preferred stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	To any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

To any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	In any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the series D preferred stock described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of series D preferred stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the series D preferred stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the series D preferred stock, other than by the underwriters, are authorized to make any further offer of the series D preferred stock on behalf of us or the underwriters.

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus supplement nor any other offering material relating to the series D preferred stock described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The series D preferred stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the series D preferred stock has been or will be:

•	Released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	Used in connection with any offer for subscription or sale of the series D preferred stock to the public in France.

Such offers, sales and distributions will be made in France only

•

To qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or

•	To investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

In a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The series D preferred stock may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

The underwriters may, from time to time, engage in transactions with, and perform investment banking, commercial banking and advisory services for, us and our affiliates in the ordinary course of their business for which they will receive customary fees and expenses. Affiliates of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are lenders, and Citigroup Global Markets Inc. is also joint lead manager and joint lead book-running manager, under our revolving credit facility. We intend to use the net proceeds from this offering to temporarily reduce borrowings under that facility.

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

We and our operating partnership have agreed to indemnify the underwriters against liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and for the underwriters by Goodwin Procter LLP, Boston, Massachusetts. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of our series D preferred stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference rooms at 100 F Street, N.E. Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a web site that contains information about us at http://www.digitalrealtytrust.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-132980), of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act of 1933, as amended, or the Securities Act. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC’s public reference rooms at 100 F Street, N.E. Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The registration statement is also available to you on the SEC’s web site, http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	our Current Report on Form 8-K filed with the SEC on January 31, 2008;

•	our Current Report on Form 8-K filed with the SEC on January 22, 2008;

•	our Current Report on Form 8-K filed with the SEC on November 29, 2007;

•	our Current Report on Form 8-K filed with the SEC on November 14, 2007 (Item 8.01 only);

•	our Current Report on Form 8-K filed with the SEC on October 22, 2007;

•	our Current Report on Form 8-K filed with the SEC on October 11, 2007;

•	our Current Report on Form 8-K filed with the SEC on September 7, 2007;

•	our Current Report on Form 8-K filed with the SEC on May 8, 2007;

•	our Current Report on Form 8-K filed with the SEC on April 25, 2007;

•	our Current Report on Form 8-K filed with the SEC on April 11, 2007;

•	our Item 8.01 and 9.01 Current Report on Form 8-K filed with the SEC on April 10, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 30, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 15, 2007;

•

the description of our series C Convertible Preferred Stock, par value $0.01 per share, contained in our Prospectus on Form 424(b)(5) filed on April 5, 2007 (file number 333-132980), including any amendment or reports filed for the purpose of updating this description;

•

the description of our series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on July 20, 2005 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description;

•

the description of our series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on February 2, 2005 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description;

•

the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 28, 2004 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

We will provide without charge to each person to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Joshua A. Mills, General Counsel and Assistant Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

P R O S P E C T U S

Digital Realty Trust, Inc.

Common Stock, Preferred Stock, Depositary Shares and Warrants

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts; or

•	warrants to purchase shares of our common stock, preferred stock or depositary shares.

This prospectus also covers delayed delivery contracts that may be issued by the registrant under which the counterparty may be required to purchase common stock, preferred stock, depositary shares or warrants to purchase common stock or preferred stock. Delayed delivery contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

We refer to the common stock, preferred stock, depositary shares and warrants registered hereunder collectively as the “securities” in this prospectus. We will offer our securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; and (iv) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, because we are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes, the specific terms of any securities may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a REIT.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “DLR”.

See “ Risk Factors” beginning on page 2 for certain risk factors relevant to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2006.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

i

OUR COMPANY

We own, acquire, reposition and manage technology-related real estate. We target high-quality, strategically located properties containing applications and operations critical to the day-to-day operations of technology industry tenants and corporate and institutional data center users, including the information technology, or IT, departments of Fortune 1000 and financial services companies. Our tenant base is diversified within the technology industry and reflects a broad spectrum of regional, national and international tenants that are leaders in their respective areas. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2004. We currently intend to continue to operate in this manner.

As of December 31, 2005, through Digital Realty Trust, L.P., our operating partnership, we owned 43 properties. Our properties are located throughout the U.S. and we own three properties in Europe. Our properties contain a total of approximately 8.1 million net rentable square feet, excluding approximately 1.1 million square feet held for redevelopment. Our operations and acquisition activities are focused on a limited number of markets where technology industry tenants and corporate and institutional data center users are concentrated, including the Boston, Chicago, Dallas, Los Angeles, New York, Philadelphia, San Francisco and Silicon Valley metropolitan areas. As of December 31, 2005, our portfolio, excluding space held for redevelopment, was approximately 93.9% leased at an average annualized rent per leased square foot of $20.51. The types of properties within our focus include:

•	Internet gateways, which serve as hubs for Internet and data communications within and between major metropolitan areas;

•

Data centers, which provide secure, continuously available environments for the storage and processing of critical electronic information. Data centers are used for disaster recovery purposes, transaction processing and to house the IT operations of companies;

•

Technology manufacturing properties, which contain highly specialized manufacturing environments for such purposes as disk drive manufacturing, semiconductor manufacturing and specialty pharmaceutical manufacturing; and

•	Regional or national headquarters of technology companies that are located in our target markets.

Most of our properties have extensive tenant improvements that have been installed at our tenants’ expense. Unlike traditional office and flex/research and development space, the location of and improvements to our facilities are generally essential to our tenants’ businesses, which we believe results in high occupancy levels, long lease terms and low tenant turnover. The tenant-installed improvements in our facilities are readily adaptable for use by similar tenants.

Our principal executive offices are located at 560 Mission Street, Suite 2900, San Francisco, California 94105. Our telephone number is (415) 738-6500. Our website is located at http://www.digitalrealtytrust.com. The information found on or accessible through our website is not incorporated into and does not form a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

Recent Developments

On February 28, 2006, we entered into a mortgage for 600 West Seventh Street in the amount of $60.0 million at an interest rate of 5.80% which matures on March 15, 2016. The loan is prepayable in whole or in part upon not less than 30 days notice, subject to payment of a prepayment premium equal to the greater of:

•

the product of (i) 1% of the prepayment amount multiplied by (ii) a faction the numerator of which is the number of full months remaining until the maturity date and the denominator of which is the number of full months comprising the term of the loan; and

•	the present value of the prepayment amount less the sum of (i) the prepayment amount and (ii) unpaid accrued interest thereon, if any.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares and warrants in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or “our company” refer to Digital Realty Trust, Inc. together with our consolidated subsidiaries, including Digital Realty Trust, L.P., a Maryland limited partnership of which we are the sole general partner and which we refer to in this prospectus as our operating partnership.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.digitalrealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC’s public reference room. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. This registration statement is also available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Revised Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2006;

•	our Current Report on Form 8-K filed with the SEC on March 31, 2006;

•	Item 3.01 of our Current Report on Form 8-K filed with the SEC on March 2, 2006;

•	our Current Report on Form 8-K/A filed with the SEC on July 15, 2005;

•

the description of our Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on July 20, 2005 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description;

•

the description of our Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on February 2, 2005 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description;

•

the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 28, 2004 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Joshua A. Mills, General Counsel and Assistant Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, pro forma financial statements and other pro forma information incorporated by reference and all our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in our markets or the technology industry;

•	our dependence upon significant tenants;

•	general and local economic conditions;

•	our inability to comply with the rules and regulations applicable to public companies or to manage our growth effectively;

•	defaults on or non-renewal of leases by tenants;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	environmental uncertainties and risks related to natural disasters;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	changes in foreign laws, including those related to taxation and real estate ownership and operation;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	inability to successfully develop and lease space held for redevelopment.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors,” including the risks incorporated therein, from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include the repayment of existing indebtedness. Pending application of cash proceeds, we will use the net proceeds to temporarily reduce borrowings under our revolving credit facility or we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for the periods indicated are as follows:

	The Company	The Company and the Predecessor	The Predecessor
	Year Ended December 31,				Period from February 28, 2001 through December 31, 2001
	2005	2004	2003	2002
Ratio of earnings to fixed charges	1.61x	—	2.64x	—	—
Ratio of earnings to fixed charges and preferred dividends	1.28x	—	—	—	—

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net income (loss) before minority interests and fixed charges. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Preferred dividends consist of the amount of pre-tax earnings required to pay dividends on the series A and series B preferred stock.

Prior to February 9, 2005, we had neither issued any shares of, nor paid any dividends on, preferred stock. Accordingly, the ratio of earnings to fixed charges and preferred stock dividends is not presented for historical periods ending on or prior to December 31, 2004. In addition, from February 28, 2001 to December 31, 2001 we had no fixed charges.

For the year ended December 31, 2004, consolidated and combined earnings were insufficient to cover consolidated and combined fixed charges by $5.7 million. For the year ended December 31, 2002, combined earnings were insufficient to cover combined fixed charges by $61,000.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities sets forth certain general terms and provisions of the securities to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents and bylaws, copies of which we have previously filed with the SEC. See “Where You Can Find More Information.”

We may from time to time offer under this prospectus one or more of the following categories of our securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts; or

•	warrants to purchase shares of our common stock, preferred stock or depositary shares.

The terms of any specific offering of our securities, including the terms of any units of a combination of our securities, will be described in a prospectus supplement relating to such offering.

Description of Common Stock

General.    Our charter provides that we may issue up to 100 million shares of our common stock, par value $0.01 per share, or common stock. As of April 3, 2006, 31,429,296 shares of our common stock were issued and outstanding, excluding:

•

26,000,686 shares of common stock which we may issue in exchange for common limited partnership units in our operating partnership, or common units, which may be tendered for redemption to our operating partnership from time to time;

•	934,433 shares of common stock reserved for issuance upon exercise of stock options outstanding as of April 3, 2006; and

•	2,802,671 shares of common stock for which long-term incentive units and class C profits interest units in our operating partnership outstanding as of April 3, 2006 may ultimately be exchanged.

All outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the action is approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain charter amendments relating to the removal of directors, our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock.    Our board of directors has the power to increase or decrease the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to cause us to issue such classified or reclassified shares of stock. We believe these powers provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Subject to the limited rights of holders of our series A preferred stock, our series B preferred stock, and each other parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock, the additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer.    To assist us in complying with certain federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

General.    Our charter provides that we may issue up to 20 million shares of preferred stock, $0.01 par value per share, or preferred stock. Our charter authorizes our board of directors to increase the number of authorized shares of preferred stock without stockholder approval. As of April 3, 2006, 4,140,000 shares of our series A preferred stock and 2,530,000 shares of our series B preferred stock were issued and outstanding. No other shares of preferred stock are currently outstanding.

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock, including, where applicable, the following:

(i) the title and stated value of such preferred stock;

(ii) the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

(iii) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

(iv) whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

(v) the provision for a sinking fund, if any, for such preferred stock;

(vi) the provision for redemption, if applicable, of such preferred stock;

(vii) any listing of such preferred stock on any securities exchange;

(viii) preemptive rights, if any;

(ix) the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

(x) a discussion of any material United States federal income tax consequences applicable to an investment in such preferred stock;

(xi) any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

(xii) the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

(xiii) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

(xiv) any voting rights of such preferred stock; and

(xv) any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank.    Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (i) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights.    The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock.    Our board of directors has the power to increase the number of authorized shares of preferred stock, to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. Subject to the limited rights of holders of our series A preferred stock, our series B preferred stock, and each other parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock, the additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer.    To assist us in complying with certain federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our series A preferred stock and our series B preferred stock. We expect to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

8.50% Series A Cumulative Redeemable Preferred Stock

General.    Our board of directors and a duly authorized committee thereof approved articles supplementary, a copy of which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part, creating the series A preferred stock as a class of our preferred stock, designated as the 8.50% Series A Cumulative Redeemable Preferred Stock. The series A preferred stock is validly issued, fully paid and nonassessable.

The series A preferred stock is currently listed on the NYSE as “DLR Pr A”.

Ranking.    The series A preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the series A preferred stock;

•	on parity with any class or series of our stock expressly designated as ranking on parity with the series A preferred stock, including our series B preferred stock; and

•	junior to any other class or series of our stock expressly designated as ranking senior to the series A preferred stock.

Dividend Rate and Payment Date.    Investors are entitled to receive cumulative cash dividends on the series A preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, commencing March 31, 2005, at the rate of 8.50% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of

$2.125 per share). Dividends on the series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference.    If we liquidate, dissolve or wind-up, holders of the series A preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of stock ranking junior to the series A preferred stock as to liquidation rights. The rights of holders of series A preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the series A preferred stock as to liquidation.

Optional Redemption.    We may not redeem the series A preferred stock prior to February 9, 2010, except in limited circumstances to preserve our status as a REIT. On and after February 9, 2010, the series A preferred stock will be redeemable at our option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.

No Maturity, Sinking Fund or Mandatory Redemption.    The series A preferred stock has no maturity date and we are not required to redeem the series A preferred stock at any time. Accordingly, the series A preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The series A preferred stock is not subject to any sinking fund.

Voting Rights.    Holders of series A preferred stock generally have no voting rights. However, if we are in arrears on dividends on the series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series A preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to the series A preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the series A preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series A preferred stock and the holders of all other shares of any class or series ranking on parity with the series A preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion.    The series A preferred stock is not convertible into or exchangeable for any of our other property or securities.

Transfer Agent and Registrar.    The transfer agent and registrar for our series A preferred stock is American Stock Transfer & Trust Company.

7.875% Series B Cumulative Redeemable Preferred Stock

General.    Our board of directors and a duly authorized committee thereof approved articles supplementary, a copy of which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part, creating the series B preferred stock as a class of our preferred stock, designated as the 7.875% Series B Cumulative Redeemable Preferred Stock. The series B preferred stock is validly issued, fully paid and nonassessable.

The series B preferred stock is currently listed on the NYSE as “DLR Pr B”.

Ranking.    The series B preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the series B preferred stock;

•	on parity with any class or series of our stock expressly designated as ranking on parity with the series B preferred stock, including our series A preferred stock; and

•	junior to any other class or series of our stock expressly designated as ranking senior to the series B preferred stock.

Dividend Rate and Payment Date.    Investors are entitled to receive cumulative cash dividends on the series B preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, commencing September 30, 2005, at the rate of 7.875% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.96875 per share). Dividends on the series B preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference.    If we liquidate, dissolve or wind-up, holders of the series B preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of stock ranking junior to the series B preferred stock as to liquidation rights. The rights of holders of series B preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the series B preferred stock as to liquidation.

Optional Redemption.    We may not redeem the series B preferred stock prior to July 26, 2010, except in limited circumstances to preserve our status as a REIT. On and after July 26, 2010, the series B preferred stock will be redeemable at our option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.

No Maturity, Sinking Fund or Mandatory Redemption.    The series B preferred stock has no maturity date and we are not required to redeem the series B preferred stock at any time. Accordingly, the series B preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The series B preferred stock is not subject to any sinking fund.

Voting Rights.    Holders of series B preferred stock generally have no voting rights. However, if we are in arrears on dividends on the series B preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series B preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to the series B preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the series B preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series B preferred stock and the holders of all other shares of any class or series ranking on parity with the series B preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion.    The series B preferred stock is not convertible into or exchangeable for any of our other property or securities.

Transfer Agent and Registrar.    The transfer agent and registrar for our series B preferred stock is American Stock Transfer & Trust Company.

Description of Depositary Shares

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

Dividends.    The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference.    In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption.    If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting.    Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock.    Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous.    The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Description of Warrants

We may issue warrants for the purchase of our common stock, preferred stock or depositary shares and may issue warrants independently or together with our common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants outstanding;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercies price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of our common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of our common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. Copies of our existing charter documents are filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the SEC and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information.”

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our common stock, preferred stock and capital stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. Our charter provides that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or of any series of preferred stock, or more than 9.8% of the value of our outstanding capital stock. We refer to these restrictions as the “common stock ownership limit,” the “preferred stock ownership limit” and the “aggregate stock ownership limit,” respectively. A person or entity that becomes subject to one of the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our common stock, any series of preferred stock, or capital stock, as applicable, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our common stock, any series of preferred stock, or capital stock, as applicable.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock or any series of preferred stock or less than 9.8% of the value of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively more than 9.8% of our outstanding common stock or a series of preferred stock or capital stock, as applicable, and thereby subject such stock to the applicable ownership limit.

Our board of directors may, in its sole discretion, waive one of the ownership limits with respect to a particular stockholder if it:

•

determines that such ownership will not cause any individual’s beneficial ownership of shares of our capital stock to violate the aggregate stock ownership limit and that any exemption from the applicable ownership limit will not jeopardize our status as a REIT; and

•

determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

Our board of directors may also, in its sole discretion, waive the preferred stock ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT.

As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with a waiver of an ownership limit or at any other time, our board of directors may increase the applicable ownership limit for one or more persons and decrease the applicable ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our common stock, any series of our preferred stock or our capital stock, as applicable, exceeds the decreased ownership limit until such time as such person or entity’s percentage ownership equals or falls below the decreased ownership limit; but any further acquisition of our common, preferred or capital stock, as applicable, in excess of such percentage ownership will be in violation of the applicable ownership limit. Additionally, the new ownership limit, as applicable, may not allow five or fewer stockholders to beneficially own more than 49% in value of our outstanding capital stock.

Our charter further prohibits:

•

any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as established by our board of directors or would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares in excess of the applicable ownership limit or causing us to be “closely held” or otherwise to fail to qualify as a REIT (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limit or our being “closely held” or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares in excess of the ownership limit will be void. If any transfer would result in shares of our stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the market price on the date we, or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the common stock ownership limit or the preferred stock ownership limit, as applicable, and the aggregate stock ownership limit or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares shall be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares in excess of the common stock ownership limit, the preferred stock ownership limit or the aggregate stock ownership limit by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares in excess of the applicable ownership limit, and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the company to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding the ownership of such shares, as set forth in the applicable treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our stock on our status as a REIT and to ensure compliance with the common stock ownership limit, the preferred stock ownership limit and the aggregate stock ownership limit, or as otherwise permitted by our board of directors.

All certificates representing shares of our common stock and preferred stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might otherwise result in a premium price for our stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF DIGITAL REALTY TRUST, L.P.

We have summarized the material terms and provisions of the Fourth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., which we refer to as the partnership agreement. This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Digital Realty Trust, Inc.

Management of Our Operating Partnership

Our operating partnership, Digital Realty Trust, L.P., is a Maryland limited partnership that was formed on July 21, 2004. Our company is the sole general partner of our operating partnership and conducts substantially all of our business in or through it. As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. The partnership agreement restricts our ability to engage in a business combination as more fully described in “—Termination Transactions” below.

The limited partners of our operating partnership expressly acknowledged that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions; provided, that we have acted in good faith.

The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions” below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests. The limited partners have agreed not to sell, assign, encumber or otherwise dispose of their units in our operating partnership before November 3, 2005, other than to us, as general partner, to immediate family members, to a trust for the benefit of a charitable beneficiary, or to a lending institution as collateral for a bona fide loan, subject to certain limitations. Beginning November 3, 2005, any transfer of units by the limited partners, except to the parties specified above or to an affiliate or member of such limited partner, will be subject to a right of first refusal by us. All transfers must be made only to “accredited investors” as defined under Rule 501 of the Securities Act.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners owning at least 25% of the units held by limited partners.

Generally, the partnership agreement may not be amended, modified or terminated without the approval of limited partners (other than limited partners 50% or more of whose equity is owned, directly or indirectly, by us as general partner) holding a majority of all outstanding units held by limited partners. As general partner, we have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•

reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	satisfy any requirements, conditions or guidelines of federal or state law;

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT; or

•	modify the manner in which capital accounts are computed.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights or alter the protections of the limited partners in connection with termination transactions described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the units held by limited partners (other than limited partners 50% or more of whose equity is owned, directly or indirectly, by us as general partner), we, as general partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

•

enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below;

•	enter into or conduct any business other than in connection with our role as general partner of the operating partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our operating partnership;

•	withdraw from the operating partnership or transfer any portion of our general partnership interest; or

•	be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Unitholders

The partnership agreement provides that holders of common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. The holders of series A preferred units and series B preferred units have distribution rights substantially similar to the dividend rights of series A preferred stockholders and series B preferred stockholders, respectively.

Redemption/Exchange Rights

Limited partners have the right, commencing on January 3, 2006, to require our operating partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our company’s common stock at the time of the redemption. Alternatively, we may elect to acquire those units in exchange for shares of our company’s common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. We presently anticipate that we will elect to issue shares of our company’s common stock in exchange for units in connection with each redemption request, rather than having our operating partnership redeem the units for cash. With each redemption or exchange, we increase our company’s percentage ownership interest in our operating partnership. Commencing on January 3, 2006, limited partners who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities—Restrictions on Ownership and Transfer.”

In addition, if the number of units delivered by a limited partner for redemption exceeds 9.8% of our outstanding common stock and $50.0 million in gross value (based on a unit having a value equal to the trailing ten-day daily price of our common stock) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners also to elect whether or not to participate. If we do so, any limited partner who does not elect to participate will not be permitted to redeem units for the subsequent 12 months, subject to limited exceptions. Participating limited partners will receive on the redemption date the lesser of the cash our operating partnership would otherwise be required to pay for such units or the net proceeds per share in the public offering, but will have a limited opportunity to withdraw their units from the redemption immediately prior to the pricing of the public offering. Except as described above, a limited partner is not entitled to redeem common units, either for cash or shares of common stock, if exchanging the common units for shares of common stock would violate the ownership limits set forth in our charter.

Issuance of Additional Common Units, Preferred Units, Common Stock, Preferred Stock or Convertible Securities

As sole general partner, we have the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the economic interests of the securities that we have issued.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income of our operating partnership will generally be allocated to us to the extent of the accrued preferred return on our preferred units, and then to us, as general partner, and the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations. See “United States Federal Income Tax Considerations Related to our REIT Election—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

In addition, we may from time to time issue long-term incentive units to persons who provide services to our operating partnership for such consideration or for no consideration as we may determine to be appropriate, and admit such persons as limited partners of our operating partnership. The long-term incentive units are similar to our common units in many respects and rank pari passu with our common units as to the payment of regular and special periodic or other distributions except liquidating distributions. The long-term incentive units may be subject to vesting requirements. Also, initially long-term incentive units do not have redemption or common stock exchange rights. Holders of vested long-term incentive units generally may convert some or all of their long-term incentive units into common units under certain circumstances, provided that the capital account balance attributable to each such long-term incentive unit to be converted equals our capital account balance with respect to a common unit. Because the holders of long-term incentive units generally will not pay fair market value for the long-term incentive units, the capital account balance attributable to a long-term incentive unit initially will be less than the amount required to convert such long-term incentive unit into a common unit. Accordingly, to increase the capital account balances of holders of long-term incentive units so they may convert such profits interest units into common units, the partnership agreement provides that holders of long-term incentive units are to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to us or other limited partners with respect to their common units. Once the long-term incentive units are converted to common units, the units will have all of the rights and obligations associated with common units as set forth in the partnership agreement. The long-term incentive units granted to our directors and executive officers in connection with our initial public offering achieved full parity with our common units on February 9, 2005.

We may also from time to time issue class C profits interest units, or class C units, to persons who provide services to our operating partnership for such consideration or for no consideration as we may determine to be appropriate. The class C units granted to our executive officers on October 27, 2005 will begin to vest on September 30, 2008, or upon an earlier change in control of our company, based on our achievement of a 10% or greater compound annual total stockholder return (which we refer to as the “performance condition”) combined with the recipient’s continued service with our company or our operating partnership. If the performance condition and the other vesting conditions are satisfied with respect to a class C unit, the class C unit will be treated in the same manner as the long-term incentive units issued by our operating partnership. Class C units are not entitled to quarterly distributions prior to vesting.

Operations

The partnership agreement provides that we, as general partner, will determine in our discretion and distribute available cash on a quarterly basis, pro rata in accordance with the partners’ percentage interests. Available cash is the partnership’s net operating cash flow plus the reduction of any reserves and minus principal payment on debt and capital expenditures, investments in any entity, and increase in reserves or working capital accounts and any amounts paid in redemption of limited partner interests.

The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

The partnership agreement provides that our company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock (a “termination transaction”), unless in connection with a termination transaction

(i) we obtain the consent of the holders of at least 35% of our operating partnership’s common units, long-term incentive units and class C units (including units held by us), and

(ii) either:

(A) all limited partners will receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of our company’s common stock into which each unit is then exchangeable, and

•

the greatest amount of cash, securities or other property paid to the holder of one share of our company’s common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our company’s common stock, each holder of common units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its common units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B) the following conditions are met:

•

substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership;

•

the holders of common units, long-term incentive units and class C units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•

the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to paragraph (A) in this section, or the right to redeem their common units for cash on terms equivalent to those in effect with respect to their common units immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Term

Our operating partnership will continue in full force and effect until December 31, 2103, or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL or more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Pursuant to our charter, each of our directors is elected by our common stockholders to serve until the next annual meeting and until their successors are duly elected and qualify. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Additionally, in the event that we are in arrears on dividends on our series A or series B preferred stock for six or more quarterly periods, whether or not consecutive, holders of our series A or series B preferred stock, as the case may be, voting as a single class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional directors to our board for a limited time.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from (1) removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees. In addition, any director elected to our board by the holders of our preferred stock may only be removed by a vote of preferred stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholder of ours. As a result, anyone who later becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute. We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board of directors, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board of directors, vest in the board of directors the exclusive power to fix the number of directorships and fill vacancies and require, unless called by the executive chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of holders of a majority of outstanding shares to call a special meeting.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter. In the case of an amendment that would materially and adversely affect our series A or series B preferred stock, the consent of two-thirds of the outstanding shares of our series A or series B preferred stock, as the case may be, voting as a single class with all other classes or series of preferred stock ranking on parity with respect to the payment of dividends and distribution of assets upon our liquidation and upon which like voting rights have been conferred is also required. However, our charter’s provisions regarding removal of directors may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Transactions Outside the Ordinary Course of Business

We may not merge with or into another company, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction is declared advisable by our board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter. In the case of any such transaction that would materially and adversely affect our series A or series B preferred stock, we will also require the consent of two-thirds of the outstanding shares of our series A or series B preferred stock, as the case may be, voting as a single class with all other classes or series of preferred stock ranking on parity with respect to the payment of dividends and distribution of assets upon our liquidation and upon which like voting rights have been conferred, provided, however, that if, upon the occurrence of such a transaction, the series A or series B preferred stock, as the case may be, remains outstanding with materially unchanged terms, taking into account that we may not be the surviving entity, then the transaction will not be deemed to materially and adversely affect our series A or series B preferred stock. Furthermore, we will not require the consent of the series A or series B preferred stockholders if, pursuant to such a transaction, the series A or series B preferred stockholders receive the greater of the full trading price of the series A or series B preferred stock, as the case may be, on the date of the transaction and the liquidation preference.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not fewer than 120 nor more than 150 days prior to the first anniversary of the date of the mailing of the notice for our preceding year’s annual meeting. If the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our company’s board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Title 3, Subtitle 8 of the MGCL not already applicable to us, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

Our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock, series A preferred stock or series B preferred stock or more than 9.8% of the value of our outstanding capital stock. We refer to these restrictions as the “ownership limits.” For a fuller description of this restriction and the constructive ownership rules, see “Description of Securities—Restrictions on Ownership and Transfer.”

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Description of the Partnership Agreement of Digital Realty Trust, L.P.—Indemnification and Limitation of Liability.” We have also entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR REIT ELECTION

The following is a general summary of the material United States federal income tax considerations related to our REIT election which are anticipated to be material to purchasers of the securities offered by this prospectus. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus will be provided in the applicable prospectus supplement that relates to those securities. This summary is for general information only and is not tax advice.

The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with our election to be taxed as a REIT.

You are urged to consult the applicable prospectus supplement, as well as your tax advisors, regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered to us an opinion to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized in conformity with the requirements for qualification and taxation as a REIT, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to a pay tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (B) the amount by which 95% of our gross income (90% for our taxable year ended December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in “Description of Securities—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the federal tax requirements described in this prospectus, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. See “—Asset Tests.” A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset test described below, and their operations will be subject to the provisions described above. See “—Asset Tests.”

We currently hold an interest in two taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. One of our taxable REIT subsidiaries, Asbury Park Holdings, is organized under the laws of Jersey and owns the Camperdown House property. The United Kingdom and other foreign countries may impose taxes on our operations within their jurisdictions, including the operations of Asbury Park Holdings. To the extent possible, we will structure our activities to minimize our foreign tax liability. However, there can be no complete assurance that we will be able to eliminate our foreign tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those taxes. From time to time we may own other properties through taxable REIT subsidiaries, although we have no present plan or intention to do so.

Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

From time to time we may incur foreign currency gains or losses as a result of distributions made by Asbury Park Holdings or our other subsidiaries that own properties outside of the United States because the functional currencies of Asbury Park Holdings and such other subsidiaries are not the United States dollar. In the future, we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could increase our exposure to foreign currency gains. While any foreign currency gains we recognize may not be qualifying income for purposes of the 75% and 95% gross income tests, we do not expect that any such foreign currency gains will adversely affect our ability to comply with such tests.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test. In addition, because Asbury Park Holdings is a “controlled foreign corporation” for United States federal income tax purposes under applicable tax rules, we will be deemed to receive our allocable share of certain income earned by Asbury Park Holdings through our interest in our operating partnership, whether or not such income actually is distributed to our operating partnership. We intend to take the position that such income will qualify under the 95%, but not the 75%, REIT gross income test, although there is no law that directly addresses the tax treatment of such income for purposes of the REIT gross income tests. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Our taxable REIT subsidiaries currently do not provide any services to our tenants. If, in the future, any of our taxable REIT subsidiaries provide services to our tenants, we intend to set the fees paid to our taxable REIT subsidiaries for such services at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our operating partnership owns 100% of the stock of Asbury Park Holdings and Digital Services, Inc. We are considered to own our pro rata share of Asbury Park Holdings’ and Digital Services, Inc. stock because we own interests in our operating partnership. Each of Asbury Park Holdings and Digital Services, Inc. has elected, together with us, to be treated as our taxable REIT subsidiary. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the

10% value limitation with respect to our ownership of their stock. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries does not exceed, and believe that in the future it will not exceed, 20% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

In addition, the American Jobs Creation Act of 2004, or the 2004 Act, added Section 470 to the Code, which provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners such as our operating partnership. Currently, it is unclear how the transition rules and effective dates set forth in the 2004 Act will apply to entities such as the operating partnership. However, the IRS issued notices stating that it will not apply Section 470 to partnerships for taxable years beginning before the dates specified in such notices based solely on the fact that a partnership had both taxable and tax-exempt partners. It is important to note that these notices provide relief for the operating partnership’s taxable years ended December 31, 2004 and 2005 only. Accordingly, commencing with our taxable year beginning January 1, 2006, unless Congress passes corrective legislation which addresses this issue or some other form of relief, certain losses generated with respect to properties owned by our operating partnership may be disallowed until future years. This could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to our stockholders that are taxable as dividends.

Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure To Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions will be available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General.    All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests. See “—Taxation of Our Company.”

Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as a partnership (or disregarded entity), as opposed to associations taxable as corporations for federal income tax purposes. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership’s or a subsidiary partnership’s or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.    The operating partnership agreement generally provides that items of operating income will be allocated to us to the extent of the accrued preferred return on our preferred units and then to the holders of common units in proportion to the number of common units held by each such unitholder. Items of operating loss will generally be allocated first to the holders of common units in proportion to the number of common units held, and then to us with respect to our preferred units. Certain limited partners have agreed to guarantee debt of our operating partnership, indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us. In addition, the partnership agreement further provides that holders of long-term incentive units and class C units will be entitled to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to holders of common units. This special allocation of gain is intended to enable the holders of long-term incentive units to convert their long-term incentive units into common units.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with the formation transactions. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in any of the securities offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the securities covered by this prospectus. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations Related to our REIT Election.”

EXPERTS

The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, and stockholders’ equity and comprehensive income (loss) of Digital Realty Trust, Inc. and subsidiaries for the year ended December 31, 2005 and for the period from November 3, 2004 (commencement of operations) through December 31, 2004, the related combined statements of operations, owners’ equity of Digital Realty Trust, Inc. Predecessor for the period from January 1, 2004 through November 2, 2004 and the year ended December 31, 2003, the related consolidated statement of cash flows of Digital Realty Trust, Inc. and subsidiaries for the year ended December 31, 2005 and the related consolidated and combined statement of cash flows of Digital Realty Trust, Inc. and subsidiaries of Digital Realty Trust, Inc. Predecessor for the year ended December 31, 2004, and the related combined statement of cash flows of Digital Realty Trust, Inc. Predecessor for the year ended December 31, 2003, related financial statement schedule and management’s report on internal control over financial reporting as of December 31, 2005, have all been incorporated in this prospectus and in the registration statement by reference to the annual report on Form 10-K of Digital Realty Trust, Inc. for the year ended December 31, 2005 in reliance upon the reports of KPMG LLP, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

The statement of revenue and certain expenses of 833 Chestnut Street for the year ended December 31, 2004 and the combined statement of revenue and certain expenses of the Savvis Portfolio for the period from March 5, 2004 (inception) through December 31, 2004, both included herein and in the registration statement, and the statement of revenue and certain expenses of Lakeside Technology Center for the year ended December 31, 2004 incorporated by reference from our current report on Form 8-K/A filed on July 15, 2005 has been included herein or incorporated by reference in reliance upon the reports of KPMG LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s reports refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expenses.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of 833 Chestnut Street (the Property) for the year ended December 31, 2004. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of 833 Chestnut Street for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 26, 2005

833 CHESTNUT STREET

Statement of Revenue and Certain Expenses

(In thousands)

Year Ended December 31, 2004
Revenue:
Rental	$8,524
Tenant reimbursements	1,666
Other	42

10,232

Certain expenses:
Rental property operating and maintenance	4,302
Property taxes	457
Insurance	279

5,038

Revenue in excess of certain expenses	$5,194

See accompanying notes to statement of revenue and certain expenses.

833 CHESTNUT STREET

Notes to Statement of Revenue and Certain Expenses

Year ended December 31, 2004

(1) Basis of Presentation

The accompanying statement of revenue and certain expenses relates to the operations of the property known as 833 Chestnut Street (the Property). The Property is a data center located in Philadelphia, Pennsylvania.

The Property was owned by LB 833 Chestnut, LLC (the Owner). A wholly-owned subsidiary of Digital Realty Trust, Inc. (the Buyer) purchased the Property for $59.5 million on March 14, 2005.

The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of the Property for the year ended December 31, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2004 are as follows (in thousands):

Year ending December 31:

2005	$9,391
2006	7,729
2007	7,630
2008	7,109
2009	5,680
Thereafter	15,753

$53,292

833 CHESTNUT STREET

Notes to Statement of Revenue and Certain Expenses—(Continued)

Year ended December 31, 2004

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2004 (in thousands):

Tenant	Rental Revenue
Jefferson University Physicians and Affiliates	$3,286
Health Partners of Philadelphia, Inc.	1,617
Inflow, Inc.	916

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying combined statement of revenue and certain expenses of the Savvis Portfolio (the Portfolio) for the period from March 5, 2004 (inception) through December 31, 2004. This combined statement is the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the combined statement of revenue and certain expenses. It is not intended to be a complete presentation of the Portfolio’s revenue and expenses.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of the Savvis Portfolio for the period from March 5, 2004 (inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

June 3, 2005

SAVVIS PORTFOLIO

Combined Statement of Revenue and Certain Expenses

(In thousands)

Period from March 5, 2004 (inception) through December 31, 2004
Revenue:
Rental	$9,728
Tenant reimbursements	1,815

11,543

Certain expenses:
Property taxes	1,038
Insurance	777
Management fee—related party	8
Other	54

1,877

Revenue in excess of certain expenses	$9,666

See accompanying notes to combined statement of revenue and certain expenses.

SAVVIS PORTFOLIO

Notes to Combined Statement of Revenue and Certain Expenses

Period from March 5, 2004 (inception) through December 31, 2004

(1) Basis of Presentation

The accompanying combined statement of revenue and certain expenses relates to the operations of the properties known as Savvis Portfolio (the Portfolio). The Portfolio includes four data centers located in Santa Clara, California and El Segundo, California and one office property located in Santa Clara, California.

A wholly-owned subsidiary of Digital Realty Trust, Inc. plans to acquire the Portfolio from an affiliate of DuPont Fabros Development (the Owner) for $92,500,000. The Owner acquired the Portfolio on March 5, 2004. Prior to March 5, 2004, the Portfolio was not leased; accordingly, this period is not included in the accompanying combined financial statement.

The accompanying combined statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Portfolio for the period from March 5, 2004 (inception) through December 31, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Portfolio:

•	Depreciation and amortization

•	Interest expense

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Portfolio.

Management is not aware of any material factors relating to the Portfolio other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the respective leases.

The straight line rent adjustment increased base rental revenue by approximately $8,911,769 for the period from March 5, 2004 (inception) through December 31, 2004.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the combined statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

SAVVIS PORTFOLIO

Notes to Combined Statement of Revenue and Certain Expenses—(Continued)

Period from March 5, 2004 (inception) through December 31, 2004

(3) Minimum Future Lease Rentals

Future minimum contractual rentals to be received under noncancelable operating leases in effect as of December 31, 2004 are as follows (in thousands):

Year ending December 31:

2005	$9,206
2006	10,349
2007	10,703
2008	10,987
2009	11,307
Thereafter	120,771

$173,323

(4) Tenant Concentrations

All five of the properties within the Portfolio are leased to a single tenant, Savvis Asset Holdings, Inc., an affiliate of Savvis Communications.

12,000,000 Shares

    %Series D Cumulative Convertible

Preferred Stock

(Liquidation Preference $25.00 per Share)

PROSPECTUS SUPPLEMENT

                    , 2008

Citi

Credit Suisse